UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

April 2, 2014

ANNUAL GENERAL MEETING–May 13, 2014

To the Shareholders of PartnerRe Ltd.

You are cordially invited to attend the Annual General Meeting of your company, PartnerRe Ltd., to be held at 6:00 p.m. local time on Tuesday, May 13, 2014, at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. My fellow directors and the executive officers will be in attendance and I will present a report on the current affairs of your Company. You will have an opportunity for any questions and comments.

On or about April 2, 2014, we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote. The Notice will also include details about the Annual General Meeting and instructions on how to request a paper copy of the proxy materials.

If you plan to attend the Annual General Meeting, I would ask that you vote in advance of the Annual General Meeting by following the voting instructions set forth in the Notice and as outlined in this Proxy Statement. Voting in advance will not prevent you from changing your mind at a subsequent date and you can revoke your voted proxy as described herein.

I would also ask that you vote as soon as possible. Prompt voting will eliminate the need for any follow-up work together with any associated costs.

We are grateful for your assistance and express our appreciation in advance.

Yours sincerely,

Jean-Paul L. Montupet

Chairman of the Board of Directors

IMPORTANT:	PLEASE VOTE PROMPTLY IN ACCORDANCE WITH THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE ANNUAL GENERAL MEETING DATE IS MAY 13, 2014.

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 13, 2014

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of PartnerRe Ltd. will be held at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Tuesday, May 13, 2014, at 6:00 p.m. local time, for the following purposes:

1.	To elect four (4) directors to hold office until the 2017 annual general meeting of shareholders or until their respective successors have been duly elected;

2.	To ratify the appointment by our Audit Committee of Deloitte & Touche Ltd., as our independent auditors, to serve until the 2015 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors; and

3.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote).

The Board of Directors has fixed the close of business on March 17, 2014, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

April 2, 2014

PROXY STATEMENT

Page
GENERAL INFORMATION ABOUT THE MEETING	2
CORPORATE DOCUMENTATION	6
OUR DIRECTORS	7
DIRECTOR COMPENSATION	14
Equity Components	14
Elective Equity Incentive	14
Board Ownership Guidelines	14
Executive Director’s Fees and Directors’ Expenses	15
Director Compensation Table	15
CORPORATE GOVERNANCE	18
Corporate Governance Framework	18
Code of Business Conduct and Ethics	18
Directors Independence and Certain Relationships and Related Transactions	18
Board Leadership Structure	19
Meetings and Committees of the Board	19
The Board’s Role in Risk Oversight	23
Significant Board Practices	24
Communication with Directors	25
Anti-Hedging and Anti-Pledging Policy	25
Insurance	25
OUR PRINCIPAL SHAREHOLDERS	26
Security Ownership of Certain Beneficial Owners, Management and Directors	26
Section 16(a) Beneficial Ownership Reporting Compliance	27
OUR EXECUTIVE OFFICERS	28
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	30
COMPENSATION TABLES	43
2013 Summary Compensation Table	43
2013 Grants of Plan-Based Awards	44
2013 Outstanding Equity Awards at Fiscal Year-End	45
2013 Option Exercises and Shares Vested	46
2013 Non-Qualified Deferred Compensation	46
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	48
PRINCIPAL ACCOUNTANT FEES AND SERVICES	54
PROPOSAL 1—To elect four (4) directors to hold office until the Annual General Meeting of Shareholders in the year 2017 or until their respective successors have been duly elected	55
PROPOSAL 2—To ratify the appointment by our Audit Committee of Deloitte & Touche Ltd., as our independent auditors, to serve until the 2015 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors	56
PROPOSAL 3—To approve executive compensation disclosed pursuant to Item 402 of Regulation S-K (Non-Binding Advisory Vote)	57
APPENDIX I	59
APPENDIX II	61

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PartnerRe Ltd. (“PartnerRe” or the “Company”) of proxies from holders of PartnerRe common shares (the “PartnerRe common shares” or the “common shares”), referred to as shareholders throughout this Proxy Statement. The proxies will be voted at the Annual General Meeting of shareholders, which will be held at 6:00 p.m. local time on May 13, 2014, at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournment thereof.

Our primary mailing address is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. PartnerRe expects to provide Notice and electronic delivery of this Proxy Statement and the enclosed proxy card to shareholders on or about April 2, 2014. As further detailed in the Notice which will be mailed to shareholders, shareholders may access the proxy materials on the Internet, request a printed set of the proxy materials, or both.

GENERAL INFORMATION ABOUT THE MEETING

Frequently Asked Questions

WHY AM I RECEIVING THESE MATERIALS?

You are receiving these materials as you were a shareholder of PartnerRe as of March 17, 2014 (the “Record Date”), which entitles you to attend and vote at or prior to the Annual General Meeting to be held at Wellesley House South, 90 Pitts Bay Road, Pembroke HM08, Bermuda on Tuesday, May 13, 2014, at 6:00 p.m. local time.

WHAT IS INCLUDED IN THESE MATERIALS?

1.	This Proxy Statement for the Annual General Meeting; and

2.	PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on February 27, 2014.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to rules adopted by the SEC and applicable Bermuda law, PartnerRe has elected to provide access to its proxy materials via the Internet. On or about April 2, 2014, PartnerRe will send to shareholders as of the Record Date the Notice. All shareholders will have the ability to access the proxy materials via the Internet or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy are detailed in the Notice, together with instructions on how to receive future proxy materials electronically. PartnerRe encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help to reduce the environmental impact of our Annual General Meeting as well as to improve the efficiency of delivery.

WHAT AM I VOTING ON?

You will be asked:

1.	To elect four (4) directors to hold office until the 2017 annual general meeting of shareholders or until their respective successors have been duly elected (Proposal 1);

2.	To ratify the appointment by our Audit Committee of Deloitte & Touche Ltd., as our independent auditors, to serve until the 2015 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors (Proposal 2); and

3.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote) (Proposal 3).

For more information about these Proposals, see pages 55-58.

WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

The Board recommends that you vote FOR all the Proposals.

WHO IS ENTITLED TO VOTE?

You may vote if you held common shares as of the close of business on the Record Date. Each common share held at the Record Date entitles you to one vote on each matter to be voted on. As of the Record Date, PartnerRe had 51,198,194 common shares issued and outstanding, net of treasury shares.

HOW MANY VOTES MUST BE PRESENT OR REPRESENTED BY PROXY TO HOLD THE ANNUAL GENERAL MEETING?

In order for us to transact business at the Annual General Meeting, the holders of not less than 25% of the outstanding common shares as of the Record Date must have voted prior to the meeting or be present, in person or by proxy. This is referred to as a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

All matters to be voted on at the Annual General Meeting will be decided by a simple majority of votes cast. If common shares are held by a broker for a shareholder that does not indicate how to vote on a non-routine matter, or if a shareholder abstains from voting on a particular matter, such common shares will not be counted for purposes of determining how many votes are required for approval on that matter. All matters except the ratification of auditors are considered non-routine.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF COMMON SHARES HELD IN STREET NAME?

You are a shareholder of record if your common shares are registered directly in your name with PartnerRe’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

You are a beneficial owner of common shares held in street name if your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

You can vote in person at the Annual General Meeting, or prior to the Annual General Meeting:

1.	over the Internet by following the instructions provided in the Notice;

2.	by telephone using the telephone number shown on the proxy card; or

3.	by filling out the proxy card and mailing it to the address shown on the proxy card.

HOW DO I VOTE IF I AM A BENEFICIAL OWNER?

You can vote in person at the Annual General Meeting if you have obtained a legal proxy from the organization that holds your common shares. Please follow the instructions that your bank or broker provides.

You can vote prior to the Annual General Meeting by following the instructions provided by your bank or broker.

HOW CAN I ATTEND THE ANNUAL GENERAL MEETING?

The Annual General Meeting is open to all shareholders that hold common shares as of the Record Date.

If you are a shareholder of record, you will have to present valid picture identification.

If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or change your vote) at the Annual General Meeting. You will also be required to present valid picture identification.

Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual General Meeting.

We encourage all shareholders, even those who plan to attend the Annual General Meeting, to vote in advance. If you intend to vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting.

WHAT IS A PROXY? HOW DO I APPOINT A PROXY AND INSTRUCT THAT INDIVIDUAL HOW TO VOTE ON MY BEHALF?

A proxy is your legal designation of another person to vote the common shares you hold on your behalf.

You can appoint the proxies recommended by the Board (i.e. Jean-Paul L. Montupet and Costas Miranthis; see below “What does solicitation of proxies means?”) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

If you are a shareholder of record, you may also appoint another individual to represent you at the Annual General Meeting by notifying Computershare in writing before the Annual General Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual General Meeting.

If you are a beneficial owner, please contact the bank or broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by the Board.

WHAT DOES SOLICITATION OF PROXIES MEAN?

In a solicitation of proxies, one party (in this case, the Board) encourages shareholders to appoint one or more particular individuals (in this case, Jean-Paul L. Montupet, the Chairman, and Costas Miranthis, the President and Chief Executive Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

Proxies will be solicited initially over the Internet pursuant to the instructions set out in the Notice. As provided in the Notice, you may also request printed materials by mail. Our directors, officers and employees may make further solicitation personally, by telephone or otherwise; these individuals will not be specifically compensated for such activities. Georgeson, Inc., (“Georgeson”) a U.S. and European proxy solicitation firm, has been retained by PartnerRe to assist, if necessary, in the solicitation of proxies, using the means discussed above. In the event that we utilize the services of Georgeson, they will receive a fee for their services and reimbursement for out-of-pocket expenses.

Beneficial owners will be asked to forward the proxy materials to the bank or broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

PartnerRe will bear all of the costs of soliciting proxies for use at the Annual General Meeting. If you vote via the Internet, by mail or by telephone from outside the United States and Canada, you may incur costs associated with their use. These costs are your responsibility.

WILL MY COMMON SHARES BE VOTED IF I DO NOT APPOINT A PROXY?

If you are a shareholder of record and you do not appoint a proxy or vote by telephone or over the Internet, your common shares will not be voted and therefore will have no effect on the voting results unless you personally attend the Annual General Meeting.

If you are a beneficial owner, your brokerage firm has the authority to vote common shares on certain routine matters even if you do not provide instructions. Only the ratification of auditors is considered a routine matter for these purposes. Without your instructions, your common shares will not be voted for any other Proposal at the Annual General Meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual General Meeting by:

1.	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 12, 2014; or

2.	attending and voting at the Annual General Meeting, if you are a shareholder of record (valid picture identification required); or

3.	following the instructions of your bank or broker, if you are a beneficial owner.

If you intend to change your vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting. We will not assume that you wish to change your vote simply because you attend the Annual General Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?

Multiple proxies may indicate that your common shares are held in more than one account. We encourage you to register all of your accounts in the same name and address. To minimize costs, if you are a beneficial owner, you should contact the bank or broker and request consolidation.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS? HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure called “householding”. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we receive contrary instructions. Shareholders wishing to discontinue or begin householding, or any shareholder residing at a householded address wanting to request delivery of a copy of the Notice and, if applicable, these proxy materials, may address their request:

1)	BY INTERNET: www.proxyvote.com

2)	BY TELEPHONE: 1-800-579-1639

3)	BY E-MAIL: sendmaterial@proxyvote.com

4)	IN WRITING: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, USA.

There is no charge for requesting a copy. If requesting materials by e-mail, please send an e-mail with the 12-Digit Control Number (located on the Notice) in the subject line. Please make the request as instructed above on or before April 29, 2014, to facilitate timely delivery.

Beneficial owners who wish to either discontinue or begin householding should contact their bank or broker. This procedure reduces the environmental impact of our Annual General Meeting as well as our postage and printing costs.

HOW DO I MAKE A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2015 ANNUAL GENERAL MEETING?

Shareholders may propose any matter for a vote by our shareholders at the 2015 Annual General Meeting by sending their proposal marked for the attention of the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Any notice given by a shareholder for including a proposal must be received no earlier than December 14, 2014, and no later than January 13, 2015. We may also omit a shareholder’s proposal if it does not comply with applicable requirements of the SEC.

CAN I MAKE AN ADDITIONAL PROPOSAL AT THE 2015 ANNUAL GENERAL MEETING?

If a shareholder wishes to introduce a proposal at the 2015 Annual General Meeting other than for inclusion in our Proxy Statement, the proposing shareholder must notify us no earlier than February 12, 2015, and no later than March 14, 2015 of their intent to raise such proposal at the 2015 Annual General Meeting (subject to adjustment if the 2015 Annual General Meeting date is changed, as described in the Bye-Laws). Notice of such proposal is to be sent to the address listed in the response to the question above and must contain sufficient information in respect of the proposal to comply with our Bye-Laws.

Corporate Documentation

We refer to corporate documentation throughout the Proxy Statement. We will provide, without charge, the following corporate documents to any shareholder who makes a request:

•	Annual Report on Form 10-K for the year ended December 31, 2013, as filed on February 27, 2014;

•	Corporate Governance Principles and Application Guidelines;

•	Audit Committee Charter;

•	Compensation & Management Development Committee Charter;

•	Nominating & Governance Committee Charter;

•	Risk & Finance Committee Charter; and

•	Code of Business Conduct and Ethics.

The documentation listed above is available on our website at www.partnerre.com. To obtain a hard copy please write to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, or call 1-441-292-0888. We will also provide, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to our Annual Report on Form 10-K.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Exchange Rates and Currency

Exchange rates from Swiss Francs to the United States Dollar are used throughout this Proxy Statement. Unless otherwise indicated, we have applied the following exchange rates:

Exchange Rates*
United States Dollar-US$	Swiss Francs-CHF
1	0.89
1.12	1

*	These exchange rates were calculated by taking an average of the bid/ask price of the applicable currency on December 31, 2013 (as reported on www.oanda.com) and rounding to two decimal places.

Unless otherwise indicated, all amounts mentioned throughout this Proxy Statement are denominated in United States Dollars.

OUR DIRECTORS

As noted below, following our Annual General Meeting our Board will consist of eleven directors divided into three classes: Class I, Class II and Class III. Mr. Stanca, who is a Class II director, will be retiring at the conclusion of the Annual General Meeting as he has reached the mandatory retirement age. The directors in each Class serve a three-year term. The terms of each Class expire at successive annual general meetings so that the shareholders elect one Class of directors each year. This section details the name, age, nationality, class, qualifications and committee memberships of our directors as of the Record Date.

NOMINEE DIRECTORS STANDING FOR ELECTION AT THE 2014 ANNUAL GENERAL MEETING

Class III Directors

Judith Hanratty, CVO, OBE

		Current Directorships England Golf Union Limited Committees Audit Nominating & Governance	Former Directorships (previous 5 years) Charles Taylor Consulting plc (2012) Gas & Electricity Markets Authority (2010)

Age: Nationality: Director Since:	70 British/New Zealander January 2005

Ms. Hanratty is Chairman of the Commonwealth Education Trust and a director of the English Golf Union. Ms. Hanratty practiced law from 1967 to 2004 and for 28 years was an Executive of the British Petroleum plc until her retirement in 2004. She was a director of Partnerships UK plc until 2005 and British Standards Group until 2006 and was also a member of the Council of Lloyds of London until 2007. In the United Kingdom she has been a member of the Competition Commission, the Takeover Panel, the Gas and Electricity Marketing Authority and the Listing Advisory Committee of the London Stock Exchange. Ms. Hanratty is a Commander of the Royal Victorian Order and is an Officer of the Order of the British Empire.

Ms. Hanratty’s qualifications to sit on our Board include her years of experience in international finance and the (re)insurance industries including her previous experience as an executive of a major multi-national public company, her experience in central government regulation and prudential supervision and her legal and governance background.

Costas Miranthis, President and Chief Executive Officer

		Current Directorships None Committees Risk & Finance	Former Directorships (previous 5 years) None
Age: Nationality: Director Since:	50 British February 2011

Mr. Miranthis joined PartnerRe in 2002 as Chief Actuary with responsibility for PartnerRe’s Actuarial and IT functions. Mr. Miranthis became a member of PartnerRe’s Executive Committee in 2007 when he was appointed Deputy Chief Executive Officer, PartnerRe Global. Mr. Miranthis was appointed as Chief Executive Officer, PartnerRe Global and Partner Reinsurance Europe Limited in July 2008. In May 2010, Mr. Miranthis was appointed as President and Chief Operating Officer of PartnerRe. Mr. Miranthis became PartnerRe’s Chief Executive Officer in January 2011. Prior to joining PartnerRe, Mr. Miranthis was with Tillinghast Towers Perrin in London, U.K. and was a member of Tillinghast Worldwide Non-Life Management Committee. Mr. Miranthis is a Fellow of the Institute of Actuaries and a Member of the American Academy of Actuaries.

Mr. Miranthis’ qualifications to sit on our Board include his experience in the (re)insurance industry, serving in various executive roles at PartnerRe, and being the current President and Chief Executive Officer.

Rémy Sautter

Current Directorships

Métropole Télévision (M6) SA

Solocal Groupe (previously known as Pages Jaunes SA)

RTL Radio France

Technicolor Multimedia PLC

Committees

Compensation & Management Development

Risk & Finance

Former Directorships (previous 5 years) Channel 5, UK (2010)
Age: Nationality: Director Since:	68 French November 2001

Mr. Sautter is Chairman of the supervisory board of RTL Radio France, and non-executive chairman of the Board of Technicolor Multimedia PLC. Mr. Sautter was Chief Executive Officer of CLT-UFA (today RTL Group) from 1996 to 2000 and a director of Taylor Nelson Sofres plc from 2002 to 2008 and operating partner of Duke Street Capital from 2001 to 2013.

Mr. Sautter’s qualifications to sit on our Board include his years of experience as an executive and board member in major European companies.

Egbert Willam

		Current Directorships CICSA Reaseguros S.A. Humanitas AG BDB Insurance S.A. Insurance Brokers Investments Ltd Committees Audit Nominating & Governance	Former Directorships (previous 5 years) Rhein-Main Wohnungsbau Ltd. (2009)

Age: Nationality: Director Since:	65 German June 2012

Dr. Willam is the founder and Chairman of KEN Investments K.K., a private equity firm operating in Japan. Dr. Willam held a senior position in Munich Re and was a member of the executive board of Cologne Re where he led the transition of the group into General Cologne Re now known as Gen Re.

Dr. Willam’s qualifications to sit on our board include his years in the (re)insurance industry as well as his broad international experience in the financial services industry.

DIRECTORS NOT STANDING FOR ELECTION AT THE 2014 ANNUAL GENERAL MEETING

Class I Directors (terms expiring at the 2015 Annual General Meeting)

Jan H. Holsboer

		Current Directorships ING Group N.V. TD Bank N.V. YAFA S.p.A Yam Invest N.V. Stichting Imtech	Former Directorships (previous 5 years) Atradius N.V/Atradius Credit Insurance N.V. (2012) Stichting Vie d’Or (2012) Stichting Corporate Express (2012) Delta Lloyd Group N.V. (2011)
Committees Nominating & Governance–Chairman Audit
Age: Nationality: Director Since:	67 Dutch May 2000

Mr. Holsboer was the Chief Executive Officer of Netherlands Reinsurance Group N.V. until 1989 and was an Executive Director with ING N.V. until 1999 and with Univar N.V. until 2007. He also served as President of the Geneva Association from 1993 to 1999 of which he is now an honorary member/President. Mr. Holsboer retired as Chairman of Vereniging Pro Senectute (elderly care) in 2012 and Panorama Mesdag (museum) in 2013.

Mr. Holsboer’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries.

Roberto Mendoza

		Current Directorships Western Union, Inc. ManpowerGroup Inc. Atlas Advisors LLC Rocco Forte & Family Limited Committees Compensation & Management Development Risk & Finance	Former Directorships (previous 5 years) PARIS RE Holdings Limited (2009)
Age: Nationality: Director Since:	68 American October 2009

Mr. Mendoza is a Senior Managing Director of Atlas Advisors LLC. Mr. Mendoza was Vice Chairman of the Board of J.P. Morgan & Co from 1990 to 2000 and Managing Director of Goldman Sachs Services Ltd from 2000 to 2001. Mr. Mendoza was Chairman of XL Capital Ltd. until 1993 and a Non-Executive Director of ACE Ltd. from 1999 to 2002. He was also Chairman and a Non-Executive Director of Egg plc until 2006, Non-Executive Director of Prudential plc and Chairman of Integrated Finance Ltd. until 2007. Mr. Mendoza was also a partner in Deming Mendoza & Co. from 2009 to 2010. Mr. Mendoza was Co-Chairman of Trinsum Group Inc[1] from 2007 to 2008.

Mr. Mendoza’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries as well as his previous experience as a director on the boards of U.S. listed companies including (re)insurance companies.

[1]    Trinsum Group Inc had an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code filed against it in July 2008; subsequently it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009.

Kevin M. Twomey
		Current Directorships Prime Property Fund LLC The Club at Las Campanas Committees Risk & Finance–Chairman Nominating & Governance	Former Directorships (previous 5 years) Acxiom Corporation (2013) Doral Financial Corporation (2009)

Age: Nationality: Director Since:	67 American May 2003

Mr. Twomey was President and Chief Operating Officer of The St. Joe Company until his retirement in 2006. Mr. Twomey was Vice-Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America until 1998. He was also a Director of Intergraph Corporation until 2006 and Novelis Inc. until 2007. Mr. Twomey was on the Board of Trustees of the University of North Florida and the University of North Florida Funding Corporation until 2011 and was on the Board of Trustees of United Way Northeast Florida until 2010.

Mr. Twomey’s qualifications to sit on our Board include his years of executive experience in the international financial industry as well as his previous experience as a director on the boards of U.S. listed companies.

David Zwiener

		Current Directorships ING U.S. Committees Audit–Chairman Compensation & Management Development	Former Directorships (previous 5 years) CNO Financial Group (2011)
Age: Nationality: Director Since:	59 American July 2009

Mr. Zwiener is a Principal in Dowling Capital Partners and was appointed as a director of ING U.S. in 2013 and chairs the audit committee. Mr. Zwiener is also a trustee of the New Britain Museum of American Art. Mr. Zwiener was President and Chief Operating Officer of the property and casualty operations at Hartford Financial Services Group Inc. from 1997 to 2007, Managing Director and Co-Head of the financial institutions group of the Carlyle Group from 2007 to 2008 and Chief Financial Officer of Wachovia Corporation until 2009.

Mr. Zwiener’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries including a leading insurance group. Mr. Zwiener’s experience qualifies him as an “audit committee financial expert”.

Class II Directors (terms expiring at the 2016 Annual General Meeting)

Jean-Paul L. Montupet, Chairman of the Board

		Current Directorships Lexmark International, Inc. Wabco Holdings Inc. Assurant, Inc. IHS Inc. Committees Compensation & Management Development–Chairman Risk & Finance	Former Directorships (previous 5 years) Leroy Somer (2012)
Age: Nationality: Director Since:	66 American February 2002

Mr. Montupet retired as Executive Vice President of Emerson Electric Co. in July 2012, a position he had held since 1990. He also retired as President of Emerson Europe in December 2012 and as advisory director of Emerson Electric Co. in February 2013. Mr. Montupet was a director of National Electrical Manufacturers Association from 1993 to 2008.

Mr. Montupet’s qualifications to sit on our Board include his years of experience in international business including his previous experience as an executive for a major public company.

Debra Perry

		Current Directorships Korn/Ferry International Committee for Economic Development Committees Compensation & Management Development Audit	Former Directorships (previous 5 years) CNO Financial Group, Inc. (2011)
Age: Nationality: Director Since:	62 American June 2013

Ms. Perry is the founder and managing member of Perry Consulting, LLC. She currently serves on the board of Korn/Ferry International where she chairs the audit committee. She also serves on the board of the Bank of America Funds Series Trust, where she chairs the governance committee, and the Sanford C. Bernstein Fund Inc. Ms. Perry is a member of the Executive Committee of the Committee for Economic Development in Washington D.C. From 2004 to 2008, Ms. Perry was a director of MBIA Inc. [1] and she was a director of CNO Financial Group Inc. from 2004 to 2011. She also occupied various positions at Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, between 1992 and 2004.

Ms. Perry’s qualifications to sit on our Board include her years of experience in the financial services industry specifically following the insurance industry, and her extensive governance experience having served on the boards of public and private companies.

[1]    In 2007 MBIA Inc. concluded civil settlements with the SEC, New York State Attorney General’s Office and the New York State Insurance Department with respect to financial reinsurance transactions that MBIA Inc. had entered into in 1998.

Greg Seow

		Current Directorships Wheelock Properties (Singapore) Limited Committees Nominating & Governance Risk & Finance	Former Directorships (previous 5 years) AMP Capital Investors (Singapore) Limited (2012)
Age: Nationality: Director Since:	60 Singaporean June 2013

Mr. Seow currently serves on the boards of AIA Singapore Private Ltd, and Singapore’s Land Transport Authority and is President of the Singapore’s Goverment Council for Estate Agencies. From 2007 to 2012 he was non-executive Chairman of AMP Capital Investors (Singapore) Limited. In 1999 Mr. Seow joined DBS Bank, and was responsible for its regional fund management business until March 2006. Mr. Seow served with the Government of Singapore Investment Corporation from 1986 to 1995, overseeing its global fixed income and real estate portfolios and with the Monetary Authority of Singapore from 1982 to 1986, managing its U.S. fixed income portfolio from New York.

Mr. Seow’s qualifications to sit on our Board include his years in the finance and investment industry, his knowledge of the insurance sector and his business experience in Asia.

RETIRING DIRECTOR

Mr. Stanca, whose biography is detailed below, is a Class II director. As he will reach the mandatory retirement age of 73 (for further details please refer to “Mandatory Retirement Age” in the Corporate Governance section on page 25), he will retire as a member of the Board at the conclusion of the 2014 Annual General Meeting.

Lucio Stanca

		Current Directorships Aspen Institute Italia Committees Audit Nominating & Governance	Former Directorships (previous 5 years) None
Age: Nationality: Director Since:	72 Italian September 2006

Mr. Stanca was Executive Chairman of IBM Europe, Middle East and Africa until his retirement in 2001. Mr. Stanca was President and Chief Executive Officer of Expo 2015 Spa from 2009 to 2010. Mr. Stanca was a director of Bocconi University in Milan from 1994 to 2006. Mr. Stanca is a former Minister of Innovation and Technology for the Italian Government and was an elected Senator of the Italian Government. He was a Deputy of the Italian Parliament from 2008 to March 2013.

Mr. Stanca’s qualifications to sit on our Board include his years of experience in international business.

(formerly served from May 1998 to January 2005)

DIRECTOR COMPENSATION

The directors’ compensation guidelines align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. Compensation for PartnerRe directors reflects both the significant amount of time and the specialized skills required for the directors to fulfill their duties.

The total compensation package for director service consists of cash and restricted share units (“RSUs”). The following table outlines how the directors’ compensation was allocated in 2013:

Component	Director Annual Amount ($)	Committee Chair Fee Annual Amount ($)	Chairman of the Board Annual Amount ($)
Cash	80,000	15,000	160,000
RSUs	150,000		180,000
Dividend equivalents	Per actual dividend rate declared by the Board		Per actual dividend rate declared by the Board

Equity Components

RSUs are awarded on an annual basis and have a five-year cliff vest with no delivery restrictions. RSUs are granted each year on June 15 or the nearest business day thereafter. All unvested RSUs will be forfeited upon the director’s termination of service, except if the termination is due to a change in control of PartnerRe, death, permanent disability, mandatory retirement from the Board, voluntary termination due to the acceptance of a public service position that would either preclude continued Board service or make such continued service impractical or failure to be re-elected by shareholders to the Board (each regarded as a “permissible reason for departure”). In the event of a permissible reason for departure, RSUs will fully vest upon termination. Dividend equivalents relating to RSU awards are paid each year in one lump sum on June 15 or the nearest business day thereafter. Prior to grant, directors can elect to receive the settlement of their RSUs, at the time of vesting, 100% in shares or 60% in shares and 40% in cash.

Prior to 2013, share option awards with a three-year ratable vest were granted to directors. Effective as of the date of last year’s Annual General Meeting on May 17, 2013, share options are no longer part of the directors’ equity compensation.

Directors’ equity awards are granted under the Amended and Restated Non-Employee Directors Share Plan, effective May 16, 2012. Currently, this plan provides for the issuance of up to 1,200,000 PartnerRe common shares, and prescribes a maximum annual limit for awards pursuant to the plan. Any amendment or termination for which shareholder approval is required will not be effective until such approval has been obtained. Unless terminated earlier, the plan will expire on May  16, 2022.

Elective Equity Incentive

To further align director and shareholder interests, the compensation guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation. To encourage increased share ownership, deferred cash compensation is paid out in RSUs with a PartnerRe match of 25% on the value of the deferred cash compensation. The PartnerRe match is in RSU awards, which have the same terms and conditions as the other RSU grants.

Board Ownership Guidelines

Each director is required to own a minimum number of PartnerRe common shares with an aggregate value equal to four times the director’s annual cash compensation entitlement (not including committee chair fees). For these purposes, RSUs and shares held outright are included in each director’s holdings. Other than Debra Perry and Greg Seow who were appointed in 2013, all of the directors meet the ownership guidelines. Directors who do not meet the ownership guidelines are required to receive at least 50% of their cash compensation in the form of RSUs until the ownership guidelines are met. As with the elective equity incentive, mandatory deferrals receive a PartnerRe match of 25%. The PartnerRe match is paid out in RSU awards, which have the same terms and conditions as the other RSU grants.

Executive Director’s Fees and Directors’ Expenses

Effective as of last year’s Annual General Meeting, May 17, 2013, fees are also paid to directors who serve as a chairman of a committee. Mr. Miranthis is not paid any fees or additional compensation for services as a director or as a member of the Risk & Finance Committee. All directors, including Mr. Miranthis, are reimbursed for travel and other related expenses personally incurred while attending Board or committee meetings. All directors, including Mr. Miranthis, are reimbursed for all expenses related to attending education sessions that will help them fulfill their obligations as directors or committee members. Every other year, the partners/spouses of the directors and executive officers are invited to participate in an optional spousal program at the time of a Board meeting which is paid by PartnerRe. On occasion, other activities are provided for the directors, executive officers and their partners/spouses and the total cost of these benefits in 2013 for all such participants was $4,953 (see the “All Other Compensation” table on page 17 for details on the non-executive directors’ related costs).

Director Compensation Table

The table below summarizes the compensation paid to non-executive directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)*	Total ($)
Jean-Paul L. Montupet, Chairman(2)	175,000	180,000	16,622	371,622
Vito H. Baumgartner(3)	18,750	0	7,158	25,908
Judith Hanratty(4)	80,000	150,000	15,292	245,292
Jan H. Holsboer(5)	15,000	250,000	23,368	288,368
Roberto Mendoza(6)	80,000	150,000	12,758	242,758
Debra Perry(7)	21,667	108,333	1,518	131,518
John A. Rollwagen(8)	18,750	0	8,020	26,770
Rémy Sautter(9)	40,000	200,000	15,326	255,326
Greg Seow (10)	21,667	108,333	1,518	131,518
Lucio Stanca(11)	40,000	200,000	20,012	260,012
Kevin M. Twomey(12)	95,000	150,000	14,328	259,328
Egbert Willam (13)	40,000	200,000	6,122	246,122
David Zwiener(14)	95,000	150,000	12,092	257,092

*	Details noted in the “All Other Compensation” table.

In accordance with the SEC proxy disclosure rules, Stock Awards in the above table reflects the amount of RSUs granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with U.S. GAAP.

(1)	The grant date fair market value for RSU awards granted in 2013 was $91.35 which was the closing price of PartnerRe common shares on June 17, 2013. The directors received the following awards:

June 17, 2013
Jean-Paul L. Montupet	1,971
Vito. H. Baumgartner	0
Judith Hanratty	1,643
Jan H. Holsboer	2,737
Roberto Mendoza	1,643
Debra Perry	1,186
John A. Rollwagen	0
Rémy Sautter	2,190
Greg Seow	1,186
Lucio Stanca	2,190
Kevin M. Twomey	1,643
Egbert Willam	2,190
David Zwiener	1,643

(2)	Mr. Montupet did not defer any of his director’s fees for 2013. At December 31, 2013, he held 45,891 exercisable options, 8,482 unvested options and 6,546 unvested RSUs.
(3)	Mr. Baumgartner did not defer any of his director’s fees for 2013. At December 31, 2013, he held 30,699 exercisable options. He retired in May 2013 at the conclusion of last year’s Annual General Meeting.
(4)	Ms. Hanratty did not defer any of her director’s fees for 2013. At December 31, 2013, she held 21,887 exercisable options, 6,786 unvested options and 5,805 unvested RSUs.
(5)	Mr. Holsboer elected to defer 100% of his director’s fees, which does not include his Chairman’s fees for 2013. At December 31, 2013, he held 67,220 exercisable options, 6,786 unvested options and 9,009 unvested RSUs.
(6)	Mr. Mendoza did not defer any of his director’s fees for 2013. At December 31, 2013, he held 19,828 exercisable options, 6,786 unvested options and 5,805 unvested RSUs.
(7)	Ms. Perry was required to receive 50% of her 2013 director’s fees in RSUs due to the ownership guidelines of the Company. At December 31, 2013, she held 1,186 unvested RSUs.
(8)	Mr. Rollwagen did not defer any of his director’s fees for 2013. At December 31, 2013, he held 48,843 exercisable options. He retired in May 2013 at the conclusion of last year’s Annual General Meeting.
(9)	Mr. Sautter elected to defer 50% of his director’s fees for 2013. At December 31, 2013, he held 28,102 exercisable options, 6,786 unvested options and 6,033 unvested RSUs.
(10)	Mr. Seow was required to receive 50% of his 2013 director’s fees in RSUs due to the ownership guidelines of the Company. At December 31, 2013 he held 1,186 unvested RSUs.
(11)	Mr. Stanca elected to defer 50% of his director’s fees for 2013. At December 31, 2013, he held 33,482 exercisable options, 6,786 unvested options and 7,703 unvested RSUs.
(12)	Mr. Twomey did not defer any of his director’s fees for 2013. At December 31, 2013, he held 36,423 exercisable options, 6,786 unvested options and 5,486 unvested RSUs.
(13)	Dr. Willam elected to defer 50% of his director’s fees for 2013. At December 31, 2013, he held 1,949 exercisable options, 3,959 unvested options and 3,267 unvested RSUs.
(14)	Mr. Zwiener did not defer any of his director’s fees for 2013. At December 31, 2013, he held 22,279 exercisable options, 6,786 unvested options and 5,486 unvested RSUs.

*  All Other Compensation includes the following:

Name	Other Benefits ($)	Dividend Equivalents Paid ($)	Total ($)
Jean-Paul L. Montupet	562	16,060	16,622
Vito H. Baumgartner	896	6,262	7,158
Judith Hanratty	0	15,292	15,292
Jan H. Holsboer	562	22,806	23,368
Roberto Mendoza	0	12,758	12,758
Debra Perry	0	1,518	1,518
John A. Rollwagen	411	7,609	8,020
Rémy Sautter	151	15,175	15,326
Greg Seow	0	1,518	1,518
Lucio Stanca	562	19,450	20,012
Kevin M. Twomey	562	13,766	14,328
Egbert Willam	562	5,560	6,122
David Zwiener	151	11,941	12,092

CORPORATE GOVERNANCE

Corporate Governance Framework

The Board considers that good corporate governance is critical to achieving business success and aligning the interests of management and shareholders. PartnerRe believes that it has established a comprehensive corporate governance framework, key components of which are set forth in the following documents:

•	Our Bye-Laws;

•	Our Corporate Governance Principles and Application Guidelines (which defines how the Board operates and reflects PartnerRe’s global business practices);

•	Our Code of Business Conduct and Ethics;

•	Our Audit Committee Charter;

•	Our Compensation & Management Development Committee Charter;

•	Our Nominating & Governance Committee Charter; and

•	Our Risk & Finance Committee Charter.

Code of Business Conduct and Ethics

The Board has adopted the Code of Business Conduct and Ethics, which applies to all directors, officers and employees. Any specific waiver of its provisions requires the approval of the Board or a Committee of the Board, and any such waiver must be disclosed to shareholders promptly. We will disclose any such waiver on our website at www.partnerre.com within four business days of such waiver being granted. There were no waivers of the Code of Business Conduct and Ethics in 2013. Any reported violation to the Code of Business Conduct and Ethics will be investigated and may result in disciplinary action, as appropriate.

Directors Independence and Certain Relationships and Related Transactions

Directors Independence Determination

Pursuant to our Corporate Governance Principles and Application Guidelines, a majority of our directors must be independent. The Board, with the recommendation of the Nominating & Governance Committee, has determined that all directors are independent with the exception of Mr. Miranthis who is an executive of PartnerRe. In making its determination, the Board, with the recommendation of the Nominating & Governance Committee, considered the New York Stock Exchange listing standards for independence and reviewed a comprehensive list of board memberships and charitable associations for each director. The Board, with the recommendation of the Nominating & Governance Committee, also considered certain other arrangements described in Note 20 “Agreements with Related Parties” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013, which addresses business relationships with other companies in which a director of PartnerRe is a board member and determined that no director other than Mr. Miranthis, as an executive of PartnerRe, had a direct or indirect material relationship with PartnerRe. In addition, there are no interlocking directorships and none of our independent directors, or any of their immediate family members received any consulting, advisory, legal, or other non-director fees from PartnerRe. If any such relationship were to arise, all relevant material fees would be disclosed and the Board, with the recommendation of the Nominating & Governance Committee, would make a new determination as to independence.

In the normal course of our operations, PartnerRe may purchase or hold securities of companies for which some of our directors also serve as members of the board or non-executive directors. All transactions entered into as part of the investment portfolio are completed on market terms.

Certain Relationships and Related Transactions

The Board has adopted a written Related Person Transaction Policy to codify the practice of identifying, approving and reporting related-person transactions. The Nominating & Governance Committee is responsible for applying and enforcing this policy. Annually, each of our directors and executive officers completes a questionnaire identifying his or her board relationships outside of PartnerRe, the results of which are used to compile a list of parties which is subsequently distributed to all relevant business unit heads and support staff personnel. PartnerRe then identifies and quantifies any transaction that may have been consummated with any party on the list. In addition, the questionnaire solicits information about whether the director or executive officer or any member of his or her immediate family has a direct or indirect material interest in any transaction involving PartnerRe. The Nominating & Governance Committee determines whether the transaction should be ratified, terminated and reported in the proxy statement. Certain types of transactions do not require approval, ratification and disclosure in the proxy statement if they fall within permitted exceptions (such as transactions in the ordinary course of business not exceeding $120,000, transactions in which the director’s or executive officer’s or any member of his or her immediate family’s interest derives solely from his or her (i) service as a director of or (ii) ownership of less than 10% of the equity interest in another corporation or organization that is a party to the transaction, or a director or executive officer compensation arrangement already approved by the Compensation Committee).

For 2013, the Nominating & Governance Committee determined that there were no transactions involving our directors, executive officers or any of their immediate family members as well as the entities named in the “Other Beneficial Owners” section in the table on page 26 that needed to be reported in this Proxy Statement.

Board Leadership Structure

Since its inception in 1993 PartnerRe has always separated the role of the Chief Executive Officer from that of the Chairman of the Board. The role of Chairman is filled by an independent, non-executive director and as a result, we have not appointed a lead director. The separation of these two roles is an important component of our corporate governance structure. The Chairman provides leadership to the Board, presides at the Board meetings which are scheduled at least four times a year and calls additional meetings of the directors as he deems appropriate. The Chairman advises the Nominating & Governance Committee on the selection of committee chairmen, leads the performance evaluation of the Chief Executive Officer, advises on and determines, with the input from the Chief Executive Officer and the Board, the agenda for Board meetings. With input from the Chief Executive Officer, the Chairman determines the nature and extent of information that should be provided to the Board in advance of Board meetings, acts as a liaison between shareholders and the Board where appropriate and performs such other functions as the Board may direct. The Chairman also presides at all executive sessions of the Board which are held each time a physical Board meeting occurs.

Meetings and Committees of the Board

The Board held four meetings in 2013. Each director attended at least 75% of the meetings held by the Board and by the committees on which he or she serves. PartnerRe does not have a policy with regard to directors’ attendance at annual general meetings of shareholders but directors are encouraged to attend. All of the directors attended the 2013 Annual General Meeting.

The Board has established four standing committees: the Audit Committee, the Compensation & Management Development Committee (the “Compensation Committee”), the Nominating & Governance Committee and the Risk & Finance Committee. Members of the Audit, Compensation and Nominating & Governance Committees are independent in accordance with the definition of the New York Stock Exchange rules. The committee memberships are as follows:

Director	Audit	Compensation & Management Development	Nominating & Governance	Risk & Finance
Jean-Paul L. Montupet		CHAIR		—
Judith Hanratty	—		—
Jan H. Holsboer	—		CHAIR
Roberto Mendoza		—		—
Costas Miranthis*				—
Debra Perry	—	—
Rémy Sautter		—		—
Greg Seow			—	—
Lucio Stanca	—		—
Kevin M. Twomey			—	CHAIR
Egbert Willam	—		—
David Zwiener	CHAIR	—
Number of Meetings	9	4	4	4

*	Non-Independent Director

Each committee has a charter that, among other things, reflects current best practices in corporate governance. Below is a brief description of the role of each committee:

Audit Committee

Pursuant to its charter, the Audit Committee’s primary responsibilities are to assist Board oversight of:

•	the integrity of PartnerRe’s financial statements;

•	PartnerRe’s compliance with legal and regulatory requirements, including the receipt of reports arising in respect of the Code of Business Conduct and Ethics;

•	the independent auditor’s qualifications and independence; and

•	the performance of PartnerRe’s internal audit function and independent auditors.

The Audit Committee regularly meets with management, the Chief Audit Officer and our independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits. In addition, the Audit Committee discusses PartnerRe’s policies with respect to risk assessment and risk management processes.

Mr. Zwiener is the Chairman of the Audit Committee and meets the definition of an “audit committee financial expert” as adopted by the SEC, and he has agreed to be designated as such. The Board has determined that Mr. Zwiener is independent under New York Stock Exchange Rules. Mr. Zwiener also serves as chairman of the ING U.S. audit committee. Further information about Mr. Zwiener can be found on page 11.

The other members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange Rules. They each have a broad range of experience in senior executive positions in their respective industries. The Board has determined that each member of the Audit Committee has appropriate accounting and financial management expertise. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 7-13.

The following report was approved by the Audit Committee on March 21, 2014.

Audit Committee Report

The Audit Committee has discussed with the independent registered public accounting firm, Deloitte & Touche Ltd. (“Deloitte”), the matters required to be discussed by Rules on Auditing Standards No. 16, Communications with Audit Committees and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee and Deloitte have discussed Deloitte’s independence and whether Deloitte can provide non-audit related services and maintain independence from management and PartnerRe. The Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees, Concerning Independence) including written materials addressing Deloitte’s internal quality control procedures.

During fiscal year 2013, the Audit Committee had nine meetings, including informational calls, to discuss (among other things) PartnerRe’s quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management and with Deloitte. Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee

David Zwiener, Chairman

Judith Hanratty

Jan H. Holsboer

Debra Perry

Lucio Stanca

Egbert Willam

Compensation Committee

Pursuant to its charter, the Compensation Committee has been established mainly to discharge the Board’s responsibilities relating to the Company’s compensation and benefits policies for its Chief Executive Officer and all other executive officers and to oversee plans for management development and succession.

The Compensation Committee can delegate authority to its chairman or a sub-committee as it deems appropriate or as necessary to carry out responsibilities of the Compensation Committee.

Compensation of Executive Officers and Directors: Roles and Responsibilities

The Compensation Committee is responsible for the review and final approval of the compensation elements for each executive officer including the Chief Executive Officer.

In so reviewing and approving executive officers’ compensation, the Compensation Committee:

•

in consultation with the Board in executive session, establishes and approves goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such established goals and objectives; and

•

in consultation with the Chief Executive Officer, establishes and approves goals and objectives relevant to the compensation of all other executive officers and evaluates their performance in light of such established goals and objectives.

For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining Named Executive Officers’ compensation, see our “Compensation and Discussion Analysis” section on pages 30-42.

The Compensation Committee is not involved in the consideration and determination of the directors’ compensation.

Compensation Committee Consulting Services

The Compensation Committee has the authority to hire, manage and terminate external compensation consulting services.

The Chairman of the Compensation Committee requests information, analysis and proposals from time to time from Frederic W. Cook & Co., Inc. As discussed below, examples of the services provided include reviewing executive retention plans, proposing alternative approaches in the design of long-term incentive plans, suggesting the composition of our competitive peer group and performing competitive pay analyses based on the peer group.

Separate to the consultants used by the Compensation Committee, management obtains consulting services from other compensation consultants on an as-needed basis throughout the year. Fees for these consulting services are set on a project-by-project basis. An annual retainer is not paid to any executive compensation consulting firm.

Compensation Consultant

Frederic W. Cook & Co., Inc., an external consulting firm, provides information and guidance to the Compensation Committee as requested. Each year at the Compensation Committee’s November meeting, a report is presented suggesting which companies constitute an appropriate competitive peer group. Further details about the peer group can be found under “Competitive Peer Group and Pay Analysis,” on page 41. Based on the approved competitive peer group, the consultant prepares a competitive analysis of total compensation for our executive officers against compensation for comparable executives at each peer group company. This analysis is presented to the Compensation Committee at its November meeting. The Compensation Committee makes a determination with respect to the compensation of the Chief Executive Officer based on peer group analysis. In 2013, Frederic W. Cook & Co., Inc. conducted an analysis of PartnerRe’s executive compensation programs and provided advice to the Compensation Committee as needed on items such as ISS corporate governance guidelines. The Compensation Committee has direct access to all external advisors without management involvement.

Frederic W. Cook & Co., Inc. has not provided any services or received any payment from PartnerRe in an amount in excess of $120,000 during the year ended December 31, 2013 and did not perform consulting work for the management team. The following factors set forth in the SEC rules regarding compensation advisor independence were reviewed in order to determine if any conflict of interest issues were raised by the use of the consulting firm:

•	Whether the compensation consulting company employing the compensation advisor is providing any other services to PartnerRe.

•	How much the compensation consulting company who employs the compensation advisor has received in fees from PartnerRe, as a percentage of that person’s total revenue.

•	What policies and procedures have been adopted by the compensation consulting company employing the compensation advisor to prevent conflicts of interest.

•	Whether the compensation advisor has any business or personal relationship with a member of the compensation committee.

•	Whether the compensation advisor owns any stock of PartnerRe.

•	Whether the compensation advisor or the person employing the advisor has any business or personal relationship with an executive officer of PartnerRe.

Based on consideration of these and any other relevant factors, the Compensation Committee concluded there was no conflict of interest between PartnerRe and any compensation advisor.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2013 was an officer or employee of PartnerRe or any of its subsidiaries. There are no Compensation Committee interlocks.

Nominating & Governance Committee

Under the terms of its charter, the Nominating & Governance Committee is responsible for overseeing all aspects of corporate and board governance. The Nominating & Governance Committee identifies individuals qualified to become directors, often with the assistance of a third-party search firm, and recommends appropriate nominees to the Board. In addition, the Nominating & Governance Committee recommends directors for committee membership, prescribes committee structure, evaluates Board and committee performance, oversees and sets director compensation, develops and recommends to the Board the Corporate Governance Principles and Application Guidelines and oversees compliance with such guidelines. The Nominating & Governance Committee Chairman oversees individual assessments of those directors who are standing for re-election.

The Nominating & Governance Committee may, at its discretion, consider director candidates suggested by shareholders. Under our Bye-Laws, the procedure by which shareholders may submit nominations for directors is the same as for other shareholder proposals, as described under “How Do I Make A Proposal for Inclusion in the Proxy Statement for the 2015 Annual General Meeting” on page 5.

The Nominating & Governance Committee identifies, reviews, assesses and recommends candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee does not have a formal diversity policy; however, it has established and rigorously follows criteria when evaluating the candidacy of any individual for membership to the Board and any committee. Members of the Nominating & Governance Committee review prospective candidates’ qualifications and geographic location; determine whether prospective candidates are independent and regularly consider whether the composition of the Board and its committees is diverse and appropriate in light of the current business challenges and needs. In particular, the Nominating & Governance Committee considers each director’s individual skills, judgment, age, background and experience.

Risk & Finance Committee

Under the terms of its charter, the Risk & Finance Committee oversees PartnerRe’s risk management framework policies and practices as well as its capital management policies and processes. The Risk & Finance Committee has oversight responsibility for PartnerRe policies and activities mainly related to:

•	overall management of PartnerRe’s risks pursuant to the business strategy and risk guidelines established by the Board; and

•	capital management including issuance, retirement and internal capital movements.

The Audit Committee has primary responsibility for risks related to PartnerRe’s financial statements, as discussed below.

The Board’s Role in Risk Oversight

As a reinsurance company PartnerRe must assume risk in order to achieve its strategic objectives and return targets; however, it is necessary that risk be assumed within an enterprise risk management framework in accordance with an established risk appetite. The Board sets both the risk appetite and return goals by considering the following:

•	establishment of a minimum capital level expressed as a fixed percentile of a modeled financial loss exceedance curve plus a margin;

•

setting our risk appetite as a percentage of capital, with loss tolerances for the ten largest risks being set with a specific fixed dollar amount, the ten largest risks that PartnerRe assumes, which are considered to be natural catastrophe risk, casualty reserving risk, equity and equity-like investment risk, longevity risk, pandemic risk, standard fixed income credit risk, trade credit risk, agriculture risk, mortgage insurance risk and duration/interest rate risk for excess fixed income assets; and

•	approving key risk management principles and policies utilized by PartnerRe to drive individual decision making throughout the organization.

In addition the Board also:

•	allocates responsibilities for risk oversight among the Board and its committees;

•	facilitates open communication between management and directors about the risks which PartnerRe assumes; and

•	fosters an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, it is the responsibility of management to manage risk. PartnerRe has robust internal policies and procedures as well as a strong internal control environment to identify and manage risks which ensures communication with the Board and its committees. PartnerRe’s enterprise risk management framework includes policies and procedures, an enterprise risk management committee chaired by the Chief Executive Officer, regular internal management disclosure committee meetings, a comprehensive internal and external audit process and the Code of Business Conduct and Ethics. The Board and the Audit Committee monitor the effectiveness of the internal controls and the Board and the Risk & Finance Committee oversee the risk management framework. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed and mitigated. Much of the work is delegated to Board committees, which meet regularly and report back to the Board.

For instance:

•

The Audit Committee oversees and focuses on risks related to PartnerRe’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and PartnerRe’s ethics programs, including the Code of Business Conduct and Ethics. The Audit Committee members meet separately with PartnerRe’s Chief Audit Officer and representatives of the independent auditing firm.

•

The Compensation Committee evaluates the risks and rewards associated with PartnerRe’s compensation philosophy and programs. As discussed in more detail in the “Compensation Discussion and Analysis” section on pages 30-42, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the positive incentives of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•

The Risk & Finance Committee approves and monitors limits for the key risks listed above. PartnerRe assumes and oversees risks relating to reserving, underwriting limits, investments, currency risk and hedging programs, mergers and acquisitions, and capital projects.

Significant Board Practices

Executive Sessions

Following every physical Board meeting in 2013, the Chief Executive Officer recused himself from the meeting to allow the Board to meet in executive sessions. The independent directors are at liberty to raise whatever issues they wish during these sessions. The Chairman presides over the executive sessions.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed sufficiently in advance of the meeting to allow careful review. The Chairman, in conjunction with the Chief Executive Officer, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. In addition, the Chairman and each committee sets a quarterly agenda in advance of all Board and committee meetings.

Access to Management

Directors have full and unrestricted access to management. In addition, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants on their own initiative. For example, the Audit Committee has the authority to retain and terminate the independent auditor, the Nominating & Governance Committee may retain search firms to help identify director candidates, and the Compensation Committee may retain and terminate the services of compensation consultants for advice on executive compensation matters.

Mandatory Retirement Age

The current mandatory retirement age for directors, as determined by the Board, is 73. A director must resign from the Company in May of the year that he or she turns 73, unless the Board waives the mandatory retirement age for a specific director in exceptional circumstances. Such waiver is renewed annually and will be disclosed.

Communication with Directors

Any shareholder or other interested party who wishes to communicate with our directors may write to the Board at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of a particular director or the Secretary to the Board. The Secretary’s office opens all such correspondence and forwards it to the relevant director, except for items unrelated to the functions of the Board, including business solicitations or advertisements.

Anti-Hedging and Anti-Pledging Policy

Prohibition against hedging or pledging of PartnerRe common shares are embedded within our Trading Policy. This prohibits PartnerRe directors, officers and employees from: (i) entering into hedging or monetization transactions related to PartnerRe common shares, including through the use of financial instruments, such as prepaid forwards, equity swaps, collars and exchange funds; and (ii) holding PartnerRe common shares in a margin account or otherwise pledging PartnerRe common shares as collateral for a loan.

Insurance

The primary underwriter for PartnerRe’s director and officer insurance is Hartford Fire Insurance Company. The policy period runs from May 15, 2013 to May 14, 2014. The cost of this coverage for the one-year period ending May 14, 2014, was $1,609,830.

OUR PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners, Management and Directors

The following table sets forth information as of the Record Date with respect to the beneficial ownership of outstanding common shares by (i) our Chief Executive Officer, our Chief Financial Officer, and each of the three remaining most highly compensated executive officers during the 2013 fiscal year (collectively, the “Named Executive Officers” or “NEOs”); (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person known by us to beneficially own 5% or more of the outstanding common shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares; or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, the statements concerning voting and dispositive power concerning PartnerRe common shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such common shares.

As of the Record Date, the common shares owned by all directors and executive officers as a group constitute approximately 2.5% of the issued and outstanding common shares, net of treasury shares. The shares detailed in the table below are not necessarily owned by the entity named but may be owned by accounts over which it exercises discretionary investment authority.

Name of Beneficial Owner	Common Shares	Exercisable Options/SSARs	RSUs (1)	Amount of Beneficial Ownership		Percentage of Outstanding Common Shares
Costas Miranthis	51,536	318,650	0	370,186		*
William Babcock	7,251	74,517	0	81,768		*
Emmanuel Clarke	14,157	105,441	0	119,598		*
Marvin Pestcoe	18,517	91,142	0	109,659		*
Theodore C. Walker	13,617	214,047	0	227,664		*
Jean-Paul L. Montupet	10,166	45,891	3,659	59,716		*
Judith Hanratty	1,039	21,887	3,050	25,976		*
Jan H. Holsboer	20,086	67,220	5,022	92,328		*
Roberto Mendoza	2,194	19,828	3,050	25,072		*
Debra Perry	0	0	1,186	1,186		*
Rémy Sautter	11,149	28,102	3,597	42,848		*
Greg Seow	0	0	1,186	1,186		*
Lucio Stanca	7,800	33,482	4,036	45,318		*
Kevin M. Twomey	2,674	36,423	3,050	42,147		*
Egbert Willam	0	1,949	3,267	5,216		*
David Zwiener	5,587	22,279	3,050	30,916		*
All directors and executive officers (16 total)				1,280,784		2.5%
Other Beneficial Owners(2)
AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	3,295,232	0	0	3,295,232	(3)	6.2%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,762,953	0	0	2,762,953	(4)	5.2%

*	Denotes beneficial ownership of less than 1%.
(1)	Includes vested but undelivered RSUs but does not include unvested RSUs.

(2)	The information contained in Other Beneficial Owners is based solely on reports on Schedules 13D filed with the SEC; PartnerRe has not independently verified the data.
(3)	As of December 31, 2013, based on a report on Schedule 13G filed on February 11, 2014, AllianceBernstein L.P. beneficially owns and has sole voting power over 2,938,805 common shares, sole dispositive power over 3,293,872 common shares and shared dispositive power over 1,360 common shares. The ownership percentage is based on the assumption that AllianceBernstein L.P. continues to own the number of common shares reflected in the table above as of the Record Date.
(4)	As of December 31, 2013, based on a report on Schedule 13G filed on February 12, 2014, The Vanguard Group, Inc. beneficially owns and has sole voting power over 44,386 common shares, sole dispositive power over 2,721,567 common shares and shared dispositive power over 41,386 common shares. Vanguard Fiduciary Trust Company a wholly-owned subsidiary of the Vanguard Group, Inc is the beneficially owner of 27,586 common shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 30,600 common shares. The ownership percentage is based on the assumption that The Vanguard Group, Inc. continues to own the number of common shares reflected in the table above as of the Record Date.

There are no arrangements, known to PartnerRe, including any pledge by any person of securities of PartnerRe, the operation of which may at a subsequent date result in a change in control of PartnerRe.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons that beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. PartnerRe assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely on a review of the reports filed by individuals subject to Section 16(a) during 2013, no director or executive officer failed to file his or her required reports on a timely basis.

OUR EXECUTIVE OFFICERS

This section details the age, nationality, position, and business experience for each of our executive officers as of March 17, 2014. Mr. Miranthis is described in detail under the heading “Our Directors” on page 8.

William Babcock

	Age:	47	Position
	Nationality:	American	Executive Vice President and Chief Financial Officer
	Executive Officer Since:	October 2010

Mr. Babcock joined PartnerRe in 2008 as Group Finance Director. Effective October 1, 2010, Mr. Babcock was appointed as Executive Vice President and Chief Financial Officer of PartnerRe Ltd. Prior to joining PartnerRe, Mr. Babcock held the position of Chief Accounting Officer and Director of Financial Operations at Endurance Specialty Ltd.

Emmanuel Clarke

	Age:	44	Position
	Nationality:	French	Chief Executive Officer, PartnerRe Global
	Executive Officer Since:	September 2010

Mr. Clarke joined PartnerRe in 1997 and was appointed as Head of Credit & Surety PartnerRe Global in 2002 and Head of Property and Casualty, PartnerRe Global in 2006. In 2008 Mr. Clarke was appointed as Head of Specialty Lines, PartnerRe Global and Deputy Chief Executive Officer, PartnerRe Global. Effective September 1, 2010, Mr. Clarke was appointed as Chief Executive Officer of PartnerRe Global.

Laurie Desmet

	Age:	51	Position
	Nationality:	American	Executive Vice President and Chief Operations Officer, Group
	Executive Officer Since:	April 2013

Ms. Desmet joined PartnerRe in 2004 as Chief Accounting Officer, PartnerRe Ltd. and was appointed Chief Operations Officer of PartnerRe’s Global operations in 2010. Effective April 1, 2013, Ms. Desmet was appointed Executive Vice President and Chief Operations Officer, PartnerRe Ltd. Prior to joining PartnerRe, Ms. Desmet was employed by Converium as Chief Accounting Officer and by Ernst & Young as a Senior Manager.

Theodore C. Walker

	Age:	53	Position
	Nationality:	American	Chief Executive Officer, PartnerRe North America
	Executive Officer Since:	January 2009

Mr. Walker joined PartnerRe in 2002 as Head of the worldwide catastrophe underwriting operations. In 2007, Mr. Walker assumed the role of Chief Underwriting Officer for PartnerRe North America. Effective January 1, 2009, Mr. Walker was appointed as Chief Executive Officer, PartnerRe North America.

Retiring Executive Officer

As previously disclosed, Mr. Pestcoe, Chief Executive Officer of Life, Health and Investments, will be retiring effective April 15, 2014.

Mr. William Babcock, our Chief Financial Officer, will assume executive responsibility for Investments. Mr. Emmanuel Clarke, Chief Executive Officer of PartnerRe Global, will assume responsibility for our Life & Health Business.

Marvin Pestcoe

	Age:	53	Position
	Nationality:	American	Chief Executive Officer, Life & Health, Investments Group
	Executive Officer Since:	October 2010

Mr. Pestcoe joined PartnerRe in 2001 to lead PartnerRe’s alternative risk operations and was appointed as Deputy Head of the Capital Markets Group and Head of Capital Assets in 2008. Effective October 1, 2010, Mr. Pestcoe was appointed as Chief Executive Officer, Capital Markets Group which is now known as the Investments Group. Mr. Pestcoe also has executive responsibility for the Life and Health Business Units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides an overview of how our NEOs were compensated in 2013, and how their compensation aligns with our established pay-for-performance compensation philosophy. The Compensation Discussion and Analysis describes the compensation of the following NEO’s.

Name	Title
Costas Miranthis	President and Chief Executive Officer
William Babcock	Executive Vice President and Chief Financial Officer
Emmanuel Clarke	Chief Executive Officer, PartnerRe Global
Marvin Pestcoe	Chief Executive Officer, Life & Health, Investments Group
Theodore C. Walker	Chief Executive Officer, PartnerRe North America

PartnerRe’s Executive Total Compensation Program is based on our compensation philosophy of providing market competitive programs which are designed to attract and retain top talent, align remuneration to value creation, and incent positive behaviors as well as motivating employees and paying for performance, while discouraging excessive risk-taking. To support this philosophy, PartnerRe uses a mix of both short and long-term based compensation elements inclusive of base salary, annual cash incentives, long-term equity awards and benefits. PartnerRe provides clear alignment between financial and non-financial performance to encourage employees to help PartnerRe achieve long-term financial objectives. The Compensation Committee reviews the Executive Total Compensation Program components annually to ensure there is a clear alignment with our pay-for-performance compensation philosophy.

For 2013, the result of the Adjusted Return on Equity (“AROE” as described under “Group Adjusted Return on Equity” on page 34), was 15.7% and is PartnerRe’s primary financial metric, for the purposes of evaluating at risk compensation. This performance exceeded the Company’s target of 8% - 9% in a challenging economic and operating environment. The Company’s diversified platform and performance culture allowed the Company to meet these challenges and remain financially strong.

In May 2013, our shareholders voted on executive compensation for the 2012 performance year. In this non-binding advisory say-on-pay vote, shareholders, representing 96.4% of the total shares voted, voted in favor of PartnerRe’s compensation philosophy and practices. PartnerRe will continue to focus on the philosophy which guides the compensation decisions that were so strongly supported by our shareholders. If future voting results are unsatisfactory, the Compensation Committee intends to consider those future outcomes in making executive compensation decisions. With this in mind, and the strong link between the 2013 performance and the resulting pay of our NEO’s, we recommend that you vote YES for Management Proposal 3, say-on-pay.

The Compensation Committee regularly evaluates the alignment of the compensation of our NEO’s with Company performance while also giving consideration to total compensation relative to that of peer companies. The Compensation Committee considers a number of factors in their evaluation, including periodic reviews of market data provided by Frederic W. Cook & Co., Inc., the Compensation Committee’s independent consultant. In addition, the Compensation Committee considers ways of providing the shareholders with adequate protection following a potential termination of the NEO’s by putting in place restrictive covenants (including non-compete clauses) to ensure that NEO’s are not able to put the Company at a competitive disadvantage.

Recent Changes in NEO Employment Arrangements

At the February 27, 2014 meeting of the Compensation Committee, a review of the Chief Executive Officer’s total compensation was undertaken. Frederic W. Cook & Co., Inc. noted that overall target compensation for Mr. Miranthis had not changed since he became Chief Executive Officer in 2011 and was below market median. In their review the Compensation Committee considered, amongst other factors, the Company’s performance, the current reinsurance environment, alignment with peer companies’ Chief Executive Officer pay packages and maintaining a total compensation package that continues to allow the Chief Executive Officer to focus on increasing shareholder value. Based upon these considerations, and taking into consideration the recommendation from the independent consultant, the Compensation Committee determined that it would be appropriate to increase the Chief Executive Officer’s at risk annual incentive target from 125% to 150% of base salary and the annual target equity value from $3,000,000 to $4,500,000. Further underscoring the Compensation Committee’s commitment to align pay with performance the Chief Executive Officer’s salary remained unchanged. Both increases will take effect for the 2014 performance year, and these changes would result in the Chief Executive Officer being near the market median of peer companies.

The Compensation Committee also considered amendments to the NEOs’ employment agreements, as well as other compensation policies applicable to the NEOs. As indicated above, the intent was to provide the NEOs with protection in certain termination scenarios while at the same time providing the company and its shareholders protection through restrictive covenants (including non-compete clauses). The Compensation Committee considered a number of factors, including feedback from Frederic W. Cook & Co., Inc., in reviewing the amendments to the employment agreements and applicable policies, including a review of current market data, potential impact to shareholders and independent third party review of contractual terms and conditions. After reviewing and considering the relevant factors, the Compensation Committee approved the following material amendments to the NEOs’ employment agreements:

•

Upon termination of employment due to death, the NEO’s spouse (or dependent children if there is no spouse at the time of death) will receive, among other things, (i) 12 months of base salary (an increase from 6 months), (ii) a payment equal to the target annual incentive (an increase of 50%) and, (iii) continued health coverage for 24 months.

•

Upon NEO termination for good reason or PartnerRe termination without cause, any unvested equity awards held by the NEO at the time of termination will vest on a pro rata basis and, if applicable, be paid out.

•

In the event that the Company elects to terminate the NEO’s employment before the end of the required notice period, the NEO will receive a payment that reflects the amount of compensation that would have been earned had the NEO remained an employee through the termination date originally specified in the notice of termination.

•

The NEOs will generally be subject to covenants not to compete or solicit for a period of 12 months following termination. In the event of an early termination by the Company after the notice of termination is communicated for a termination without cause or for good reason, he will be subject to such covenants from the date of such early termination to the termination date originally specified in the notice of termination and for 12 months thereafter.

In recognition of the seniority of the role, the Compensation Committee determined that it was appropriate to provide the Chief Executive Officer with additional benefits in excess of the foregoing. In addition, upon termination of his employment without cause or for good reason, any unvested equity awards (other than PSUs) held by him at the time of termination will vest in full.

Elements of Total Compensation

The three principal types of compensation paid to the NEOs (each of which is described in more detail below) are:

1.	Base Salary

2.	Annual Cash Incentive

3.	Annual Equity Awards

When analyzing the mix of compensation to be paid to the NEOs with respect to the performance year and setting amounts for each of these components, the Compensation Committee is guided by the philosophy outlined in the Executive Total Compensation Program. To allocate the three principal forms of compensation optimally, the Compensation Committee focuses on:

•	clearly linking pay to performance;

•

achieving a balance between fixed compensation (base salary) and at risk compensation (annual cash incentive and equity awards). At risk compensation supports a pay-for-performance approach and links predetermined objectives, including Company performance, with at risk compensation; however, a cap is in place to ensure that NEOs are not inappropriately motivated to maximize their at risk earnings;

•

ensuring that long-term incentive awards in the form of equity are designed to align the NEOs interests with shareholders’ interests by emphasizing long-term business performance and overall PartnerRe success;

•	promoting the retention of NEOs by providing long-term incentives; and

•	providing flexibility in the form and structure of compensation to meet individual goals and time horizons.

Balance of Fixed and At Risk Compensation

For the 2013 performance year, the total compensation (base salary, annual cash incentive and equity awards) that was at risk for the Chief Executive Officer was 85% (36% comprised of annual cash incentive and 49% comprised of equity awards) and 15% was base salary. For the NEOs (excluding the Chief Executive Officer) compensation that was at risk was 80% (36% comprised of annual cash incentive and 44% comprised of equity awards) with the balance of their total compensation, 20%, being base salary. At risk compensation is considered by the PartnerRe Board to include annual incentive and equity grants. The breakdown of the NEOs’ individual compensation mix is as follows:

(1)	Base salary at December 31, 2013.
(2)	Actual annual cash incentive award for the 2013 performance year, paid in March 2014.
(3)	Actual annual equity dollar value for the 2013 performance year, granted on February 28, 2014.

(1)	Base Salary

Base salary is reviewed annually by the Compensation Committee, and is the fixed component of the total compensation package. The level of base salary is intended to reflect the expertise, level of experience and scope of responsibilities of the NEO. Base salary targets the market median based on market competitive data (as noted in “Competitive Peer Group and Pay Analysis” on page 41) and is the base component of overall compensation. In line with company philosophy and as shown in the graph above, base salary is the smallest component of total compensation for the NEOs. Mr. Miranthis’ base salary has not changed since he was appointed to the role of Chief Executive Officer effective January 1, 2011.

The base salary for each NEO is reviewed at the first Compensation Committee meeting of the calendar year and fixed as of April 1 of each year. The base salaries as of April 1, 2013 were as follows:

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
2013 Base Salary	$1,000,000	$584,553	CHF626,156	$570,502	$598,972

(2)	Annual Cash Incentive

Annual cash incentive is an “at risk” performance based component of compensation and has been designed to align NEO and shareholder interests through the attainment of predetermined metrics and objectives.

Pursuant to PartnerRe’s annual cash incentive program, each employee has a target annual cash incentive that is expressed as a percentage of base salary. The annual cash incentive payout ranges from 0% to 200% of the target, depending upon actual performance compared with predetermined performance metrics.

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
Target Annual Cash Incentive (% of salary)	125%	100%	100%	100%	100%
Target Annual Cash Incentive (Value)(1)	$1,250,000	$584,553	CHF626,156	$570,502	$598,972
Actual Annual Cash Incentive(1)	$2,375,000	$1,093,114	CHF1,195,958	$997,009	$1,026,039

(1)	Amounts relate to the 2013 performance year. The actual annual cash incentive was paid in March 2014.

The metrics for the following performance measures are predetermined by the Compensation Committee:

i.	Total Group Performance (Group AROE + Group Organizational Objectives)

ii.	Business Unit Financial Performance

iii.	Personal Objectives

The AROE metric is PartnerRe’s primary financial metric, for the purposes of evaluating compensation, as it focuses on the value provided to shareholders and is a reliable indicator of Company performance and profitability. The inclusion of qualitative objectives provides the ability to assess performance which may not be quantifiable but impacts the overall performance of the Company.

The Compensation Committee annually approves the metrics within the Total Group Performance measure and the weighting of each measure for each NEO. Each measure is weighted to reflect the contributions of each NEO toward our strategy, the current business environment, as well as the behaviors which the Compensation Committee wishes to encourage and reward. The Compensation Committee places significant emphasis on quantitative performance measures (i.e., combined Group AROE and Business Unit Financial Performance). The Compensation Committee approved the weight of financial performance in a range of 72.5% - 75% for NEOs in 2013, which remains unchanged from 2012. The qualitative objectives (Group Organizational and Personal combined) also remain unchanged within a target weight range of 25% - 27.5%. The following table outlines the 2013 weightings and measures for each NEO:

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
Group AROE	75%	72.5%	42.5%	42.5%	42.5%
Group Organizational Objectives	25%	7.5%	7.5%	7.5%	7.5%
Total Group Performance	100%	80%	50%	50%	50%
Business Unit Financial Performance	—	—	30%	30%	30%
Personal Objectives	—	20%	20%	20%	20%
Total Financial Performance	75%	72.5%	72.5%	72.5%	72.5%
Total Personal Performance	25%	27.5%	27.5%	27.5%	27.5%

i)	Total Group Performance

The Total Group Performance measure applied to all NEOs in 2013 and was the most heavily-weighted measure (100% for Mr. Miranthis, 80% for Mr. Babcock and 50% for Messrs. Clarke, Pestcoe and Walker). The Total Group Performance measure is comprised of Group AROE and Group Organizational Objectives, with Group AROE being the primary metric. Mr. Miranthis’ annual cash incentive was paid out at 190% of target, reflective of the Company’s strong financial performance in 2013.

The actual 2013 Total Group Performance results and resulting payout for each NEO, based on the weightings shown in the above table, are shown below:

			Payout
	Performance	Scale Payout	CEO	CFO	Other NEOs*
Group AROE	15.7%	200%	150%	145%	85%
Group Organizational Objectives	160%	160%	40%	12%	12%

*	Emmanuel Clarke, Marvin Pestcoe and Theodore C. Walker.

Group Adjusted Return on Equity

The Compensation Committee assessed the materiality of all the metrics used in determining our NEOs 2013 performance year annual cash incentives. As the foregoing tables show and as discussed above, Group AROE was the most predominant component used to determine Total Group Performance and consequently the 2013 performance year annual cash incentive payouts.

Return on Equity (“ROE”) is based on operating earnings or losses (see footnote 2 on page 62 in our Annual Report on Form 10-K for the year ended December 31, 2013, for a definition). ROE excludes realized and unrealized gains or losses on the Company’s Risk Assets. Group AROE includes the realized and unrealized gains and losses of the Company’s Risk Assets. Risk Assets are a portion of the Company’s investment portfolio and include equities, asset-backed securities, insurance linked securities and other specific investments.

Group AROE is not a financial measure calculated in accordance with U.S. GAAP. See Appendix II to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

The Group AROE scale is established annually and approved by the Compensation Committee. The main factors considered in establishing the Group ROE scale were the current reinsurance market outlook and a sustained period of low interest rates.

The payout scale is as follows and is subject to straight-line interpolation.

Group AROE Performance	Payout of Award as a Percentage of Target Annual Cash Incentive
>14%	200%
ô	ô
8-9%	100%
ô	ô
<3%	0%

The scale reflects PartnerRe’s compensation philosophy in the following respects:

•	The annual cash incentive target (i.e., payout at 100%) is awarded for a target Group AROE performance, which is established prior to the start of the performance year.

•	The annual cash incentive payout is capped at 200% because an uncapped payout could encourage risk-taking activities which are not in the best interests of our shareholders.

•	The scale is designed to ensure that our shareholders receive a minimum return, currently at least 3% Group AROE, before employees receive an allocation toward their annual cash incentive.

•	The scale is set to create challenging but realistic goals to motivate employees and provide the opportunity to pay for performance.

The Group AROE for 2013 was 15.7% and consequently the payout award for this component for the 2013 performance year was 200%.

Group Organizational Objectives

Non-financial objectives are recommended annually by the Chief Executive Officer and approved by both the Compensation Committee and the Board. For 2013, the Group Organizational Objectives were:

•	Effective delivery of support function reorganization;

•	Manage new initiatives; and

•	Develop talent and add new talent/skills as needed.

The Group Organizational Objectives will vary from year to year and the Compensation Committee does not assign specific weighting to any one individual component of the Group Organizational Objectives. No individual Group Organizational Objective was significant enough to make a meaningful impact on the maximum potential annual cash incentive payout for the 2013 performance year. As each qualitative objective was not individually material and was subjective in nature (i.e., not a quantitative measurement), the Compensation Committee reviewed the performance in the aggregate and determined that PartnerRe successfully achieved the Group Organizational Objectives, resulting in a payout of 160% of target.

ii)	Business Unit Financial Performance

Mr. Miranthis’ and Mr. Babcock’s annual cash incentive does not include a Business Unit Performance measure. For Mr. Clarke and Mr. Walker, a Business Unit ROE metric accounted for 100% of their Business Unit Performance measure. Mr. Pestcoe’s Business Unit Performance measure is made up of four metrics that pertain only to the Investments Group.

The following table shows the Business Unit ROE metric used for the Business Unit Performance measure:

NEO	Metric used for Business Unit Performance Measure	Relative Weight of Business Unit Performance measure (among all measures)	Actual 2013 Performance(1)	Scale Payout
Emmanuel Clarke	PartnerRe Global ROE	30%	18%	200%
Marvin Pestcoe	Investments Group Metric	30%	See note (2)	157%
Theodore C. Walker	North America ROE	30%	11.1%	141%

(1)	The targets and payout scales for PartnerRe Global and North America ROE are illustrated below and are subject to straight-line interpolation.

Global ROE Performance	North America ROE Performance	Payout of Award as a Percentage of Target Annual Cash Incentive
>16%	>14%	200%
ô	ô	ô
9-10%	8-9%	100%
ô	ô	ô
<4%	<3%	0%

(2)	Investment Group Metric

Metric used for Investment Group/Business Unit Performance Measure	Metric Description	Relative Weight of Business Unit Performance measure (among all measures)	Actual 2013 Performance	Scale Payout	Investments Group Performance	Payout of Award as a Percentage of Target Annual Cash Incentive
Investments Group Total Return	One Year Total Return	12%	180 bps above RFR	170%	210 bps 110 bps* 10 bps	200% 100% 0%
Standard Fixed Income**	One Year Performance Relative to Benchmarks	6%	19 bps above benchmark	138%	50 bps 0 bps*** -50 bps	200% 100% 0%
Risk Assets ROE	One Year Total Return on Attributed Capital	6%	29%	200%	>18% 12-14% <8%	200% 100% 0%
Asset Allocation	Two Year Performance Relative to Neutral	6%	10.5 bps	118%	60 bps 0 bps -60 bps	200% 100% 0%

*	Above risk free return (RFR).
**	The standard fixed income metric was introduced for 2013. This metric corresponds to the main metric used to evaluate the performance of our portfolio managers.
***	Above benchmark

iii)	Personal Objectives

Other than the Chief Executive Officer, each of our NEOs has numerous predetermined qualitative objectives that vary from year to year. Qualitative objectives are recommended annually by the Chief Executive Officer and approved by the Compensation Committee. The weight on qualitative objectives aligns with the Compensation Committee’s goal of a 25% - 27.5% weight on qualitative objectives (Group Organizational and

Personal Objectives combined), placing greater emphasis on quantitative performance measures. In 2013, the Compensation Committee considered numerous qualitative personal objectives, none of which covered all of our NEOs. For each NEO, the Compensation Committee considered all of the objectives that specifically applied to the NEO and reached a subjective view as to how well the NEO had achieved his personal objectives. Personal objectives cover many areas, including operational efficiency, effective capital management, maintaining good relationships with clients and success of significant projects. The Compensation Committee determined that each NEO successfully achieved their personal objectives for the 2013 performance year, resulting in a payout of between 150% and 170% of target for Personal Objectives metric for each NEO.

(3)	Equity Awards

Equity awards provide “at risk” compensation which has a long-term focus and are subject to both performance and time-based vesting mechanisms. Equity awards are intended to: (i) align the long-term interests of NEOs and shareholders; (ii) reflect long-term performance goals; and (iii) act as a talent retention vehicle.

Form of Equity

The NEOs’ blend of equity is 60% performance-based awards (PSUs and SSARs) and 40% time-based awards (RSUs). Prior to the start of the performance year, NEOs can customize their award and convert up to 25% of their PSU and RSU awards into SSARs. The performance-based equity has a greater motivational impact while the time-based equity has a greater retentive impact. The annual equity award distribution for the NEOs is as follows:

			Blend of Equity
Equity Award Level	Annual Equity Target Dollar Value	Actual Grant for 2013 Performance Year(1)	RSUs(2) (40%)	PSUs(2) (40%)	SSARs(2) (20%)
CEO	$3,000,000	$3,300,000	$1,320,000	$1,320,000	$660,000
CFO(3)	$1,250,000	$1,375,000	$412,500	$550,000	$412,500
Other NEOs	$1,250,000	$1,375,000	$550,000	$550,000	$275,000

(1)	Granted on February 28, 2014 at 110% of target dollar value.

Equity Performance Adjustment

The 15.7% Group AROE result for 2013 exceeded the maximum level on the annual incentive scale, resulting in an annual incentive payout of 200% of the scale. The maximum performance therefore results in an adjustment of 110% to the 2014 equity target dollar values.

At grant, the target dollar value of the annual equity award is adjusted (90% - 110%) based on the prior year’s Group AROE result of 15.7%:

•	Results within scale (3 -14%) – no adjustment

•	Results below scale (<3%) – 90% of target dollar value

•	Results above scale (>14%) – 110% of target dollar value

(2)	RSUs and PSUs have a three-year cliff vest and the PSUs are subject to a performance measure; SSARs have a three-year ratable vest.

For the 2013 performance year grant, upon settlement, PSU awards can be adjusted upward or downward based on the average three-year growth in Tangible Book Value Per Diluted Share (TBVPS) + nonlife reserve discount + life unrecognized value + dividends paid from grant date. This performance metric was selected by the

Company as the financial metric because it has the highest correlation to shareholder value. The following table shows the payout scale on settlement, based on performance and is subject to straight-line interpolation:

Level	PSU Metric Scale (above risk-free return)(1)	PSU Adjustment %
Maximum	>1,200bps	150%
	ô	ô
Target	700bps	100%
	ô	ô
Minimum	<200bps	50%

(1)	Based on a reference portfolio of risk-free securities with three-year duration.

(3)	Mr. Babcock customized his 2014 grant as follows: 30% RSUs / 40% PSUs / 30% SSARs.

Equity Awards Granted

The following table shows each NEO’s equity awards granted on February 28, 2014 for the 2013 performance year:

Name	RSUs(1)	PSUs(1)	SSARs(2)
Costas Miranthis	13,350	13,350	46,723
William Babcock	4,172	5,562	29,202
Emmanuel Clarke	5,562	5,562	19,468
Marvin Pestcoe	5,562	5,562	19,468
Theodore C. Walker	5,562	5,562	19,468

(1)	The closing price on February 28, 2014 was $98.88.
(2)	The conversion ratio is one RSU to seven SSARs.

Linking Pay for Performance

The Group AROE scale is established annually and approved by the Compensation Committee. The main factors considered in establishing the Group ROE scale were the current reinsurance market outlook and a sustained period of low interest rates. The Company’s financial results for 2013 were above target and this was reflected in the above target payment of the annual cash incentive component of at risk compensation to the NEOs for the 2013 performance year, demonstrating a strong link between pay and performance.

The table below provides a three-year history of the Company performance.

	2011	2012	2013
Group AROE	(11.4%)	15.0%	15.7%
Group AROE Scale Payout	0%	150%	200%
Total Group Performance(1)	44%	150%	190%

(1)	Based on a weighting of 75% for Group AROE and 25% for Group Organizational Objectives.

The following graph displays the average compensation (average base salary, annual cash incentive award and equity award) of NEOs for the past three performance years. Together the graph and the above table show the link between company performance and executive compensation at PartnerRe, which is reflected in the high level of support shown by our shareholders when they voted on the 2012 executive compensation in May 2013.

(1)	Base salary at December 31 of each year. The graph uses the following exchange rates for Emmanuel Clarke which were used at the Compensation Committee meeting in which his salary was approved: 2011 and 2012 rate US$1.00 to CHF1.06; 2013 rate US$1.00 to CHF1.10.
(2)	Actual annual cash incentive award for the performance year, approved by the Compensation Committee and paid in the following year. The graph uses the following exchange rates for Emmanuel Clarke which were used at the Compensation Committee meeting in which his salary was approved: 2011 and 2012 rate US$1.00 to CHF1.06; 2013 rate US$1.00 to CHF1.10.
(3)	Equity awards shown in this graph are based on the performance year with a grant date in the following year. Equity values in the Summary Compensation Table vary based on the calculation described in footnote (2) under the 2013 Summary Compensation Table.

Executive Share Ownership and Retention

To promote the goal of aligning the interests of the NEO’s and shareholders, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEO’s to hold a stake in the future value of PartnerRe.

The Executive Total Compensation Program prescribes net share retention guidelines for all equity grants. For this purpose, “net shares” are the common shares remaining from a transaction (i.e., the exercise of an option or the vesting of restricted shares) after the NEO sells enough common shares to pay the applicable exercise price and any related tax or social security liabilities. The guidelines provide that:

•	NEOs who have not satisfied the applicable share ownership target must retain 100% of the net shares they acquire until they reach the target.

•

If an NEO has met the share ownership target, but the holdings subsequently drop below the target amount for any reason (for example, a new share issuance), the executive will have a one-year grace period to once again meet the target.

•	The net share retention guidelines do not apply to grants made prior to becoming an NEO.

The ownership target is expressed as a percentage of PartnerRe’s fully diluted common shares outstanding (“CSO”) at the end of each calendar year and includes all common shares and equivalents held by the NEO. The number of fully diluted CSO at December 31, 2013, was 53,596,034. The table below shows the ownership targets, common share ownership, and ownership expressed as a percentage of fully diluted CSO for each NEO as of December 31, 2013. All of the NEOs have reached their share ownership targets.

Name	Ownership Target— Common shares/equivalents as a percentage of fully diluted CSO	Common Share Ownership*	Common shares/equivalents as a percentage of fully diluted CSO
Costas Miranthis	0.07%	138,839	0.26%
William Babcock	0.03%	38,029	0.07%
Emmanuel Clarke	0.03%	47,808	0.09%
Marvin Pestcoe	0.03%	51,849	0.10%
Theodore C. Walker	0.03%	58,063	0.11%

*	Common Share Ownership includes common shares owned outright, PSUs, RSUs, RSU equivalents of Options, SSARs (conversion ratio for 2013 was one RSU to seven SSARs) and common shares held in qualified plans. This includes vested and unvested awards.

Severance

To assist in recruiting and to ensure that PartnerRe is competitive within the market, the Company provides for severance payments to the NEOs under several different scenarios. The severance triggers, restrictive conditions, and compensation payments are governed by each NEO’s individual employment agreement and our Change in Control Policy. For more information, see “Potential Payments Upon Termination or Change of Control” on pages 48-53.

Benefits & Perquisites Review

To meet market competitive conditions, benefits and perquisites are provided to NEO’s. In line with our peers, PartnerRe provides additional perquisites for Bermuda-based executives who have relocated from their home country to the corporate headquarters. Consistent with our pay-for-performance compensation philosophy, executive perquisites are limited to personal use of corporate aircraft (for the Chief Executive Officer only, capped at 30 hours), housing, club membership, car and travel allowances. All other benefits for the executives are awarded to all employees in their location. The Company does not offer tax gross-ups to NEOs.

Governance Features of our Executive Compensation Program

The Compensation Committee is charged with the corporate governance of executive compensation with respect to our NEOs. All members of the Compensation Committee are non-executive directors and are considered independent pursuant to the NYSE Rule 303A.05. The Compensation Committee is authorized to retain independent consultants to give advice on compensation matters. The role of the Compensation Committee and their approval process is described in further detail on pages 21-22.

Independent Consultant

The Compensation Committee utilizes the services of an external compensation consultant. In 2013, the Compensation Committee utilized the services of Frederic W. Cook & Co.

In making decisions on Chief Executive Officer and other executive compensation, the Compensation Committee considered analysis and advice provided by Frederic W. Cook & Co. which was provided without consulting the Chief Executive Officer or management. At the request of the Compensation Committee

Chairman, Frederic W. Cook & Co. attended one committee meeting during 2013. Compensation Committee members have direct access to the consultant without management involvement.

During 2013, the services of Frederic W. Cook & Co. were limited to executive compensation matters. The Compensation Committee ascertained that Frederic W. Cook and Co. is an independent consultant to the Company.

Competitive Peer Group and Pay Analysis

The goal of the Compensation Committee is to ensure that the total compensation of our NEO’s is competitive with the median of total compensation paid to executives of companies within the competitive peer group of (re)insurance companies which compete with us for executive talent. The Compensation Committee achieves this by conducting a competitive peer group analysis and comparing both the total compensation and each individual element of compensation to the peer group median.

The Compensation Committee considered and approved the composition of the competitive peer group with input from its independent consultant, Frederic W. Cook & Co. The competitive peer group is compiled using the following criteria: size (revenues, assets and market capitalization), corporate strategy, number of employees and business mix. Our 2013 competitive peer group (determined at the end of 2012) is comprised of: ACE Ltd.; Arch Capital Group Ltd.; Axis Capital Holdings Limited; Everest Re Group Ltd.; Munich Re; RenaissanceRe Holdings Ltd; SCOR SA; Validus Holdings; and XL Group plc. Allied World Assurance Company Holdings AG was added to the peer group for 2013 as it has a similar business mix to PartnerRe. Reinsurance Group of America was removed from the peer group for 2013 as its mix of business was not consistent with that of PartnerRe. Swiss Re was added to the peer group for 2014 for Chief Executive Officer comparison as it has a similar business mix as PartnerRe; benchmark data for the other NEO’s is not available.

Each year the Compensation Committee reviews an analysis prepared by Frederic W. Cook & Co. comparing compensation within the peer group. The Compensation Committee utilizes this analysis when comparing compensation of the NEOs with that of executives with comparable responsibilities within the peer group.

Risk Management

The purpose of our business is to assume risk. As described above, our compensation programs contain a number of design features that proactively discourage excessive risk-taking. It is the view of the Compensation Committee that PartnerRe’s compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on PartnerRe. These policies and procedures are reviewed as part of the Company’s risk management framework.

Clawback Provisions

NEOs may be required to repay some or all of any cash or equity incentive received from a grant if: (i) PartnerRe is required to restate our financial statements due to material non-compliance with financial reporting requirements; (ii) the restated financial statements would have resulted in a lower incentive award; and (iii) PartnerRe has determined that the material non-compliance causing the restatement was the result of the award recipient’s willful misconduct. The requirement to repay applies to any amounts granted, vested, obtained as the result of exercise or otherwise paid out during the 12 months following the date the financial statements subject to the restatement were filed with the SEC. Under the policy, the Board may also cancel the award recipient’s unvested equity or other unpaid bonus or incentive compensation and may cancel their vested but unexercised SSARs and options. These clawback features are in addition to the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. PartnerRe intends to further adjust our clawback policy in light of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the SEC adopts final rules implementing those requirements.

Equity Practices

Long-term incentives comprise the greatest portion of the NEO’s target compensation, encouraging executives to perform in a manner consistent with long term shareholder value. As described on pages 39-40, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEOs to hold a stake in the future value of PartnerRe. PartnerRe does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under our shareholder-approved long-term incentives plan.

Annual Incentive Practices

As described on page 33, the annual cash incentive award is capped at a maximum payout of 200% of target to discourage excessive risk taking. Scales are reviewed and set annually prior to the start of each performance year to create challenging but realistic targets to ensure that risk-taking behaviors are not undertaken to achieve unrealistic goals.

Non-Binding Advisory Vote of Shareholders

In 2011, the Board determined that a non-binding advisory vote of shareholders on NEOs’ compensation will be included in the Company’s proxy materials every year. We will submit to our shareholders a proposal regarding the frequency of future advisory votes on NEOs’ compensation at the Company’s 2017 annual general meeting of shareholders.

Impact of Regulatory and Accounting Requirements

The Compensation Committee is mindful of how regulatory requirements, particularly those described below, affect its decisions.

Internal Revenue Code Section 162(m)

Section 162(m) precludes a public company (with certain exceptions) from taking a tax deduction for compensation in excess of $1 million paid to specified NEOs. The Company believes that the tax deductibility of compensation is an important factor, but should not be the sole factor, in setting executive compensation policy. Accordingly, although the Company generally intends to avoid losing a tax deduction due to Section 162(m), the Company reserves the right, in appropriate circumstances, to pay amounts that are not deductible.

Accounting Standards

The Compensation Committee considers the accounting treatment of compensation elements in determining types and levels of compensation for our NEOs. In determining equity awards in 2013, the Compensation Committee considered the potential dilution impact of the Employee Equity Plan. The Compensation Committee concluded that the associated dilutive impact was appropriate, given the objectives of our Executive Total Compensation Program, competitive compensation practices in the reinsurance industry, our performance, and the value of the awards as tools to motivate and retain employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation & Management Development Committee

Jean-Paul Montupet, Chairman

Roberto Mendoza

Debra Perry

Rémy Sautter

David Zwiener

COMPENSATION TABLES

2013 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2013, 2012 and 2011. The amounts disclosed in column (e) include RSUs and PSUs and the amounts disclosed in column (f) include SSARs. The amounts related to 2013 disclosed in column (g) were determined by the Compensation Committee at its February 27, 2014 meeting and were paid out shortly thereafter. The amounts disclosed in column (h) are further detailed in footnote 4 below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Costas Miranthis, President and Chief Executive Officer, PartnerRe Ltd.	2013	1,000,000	0	2,400,015	529,706	2,375,000	567,477	6,872,198
	2012	1,000,000	0	482,144	405,270	1,953,125	478,349	4,318,888
	2011	1,000,000	0	754,913	731,067	546,875	469,984	3,502,839
William Babcock Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	2013	578,933	0	999,932	220,714	1,093,114	381,460	3,274,153
	2012	557,978	0	241,072	202,635	871,210	391,895	2,264,790
	2011	543,025	0	448,212	152,299	309,003	370,907	1,823,446
Emmanuel Clarke Chief Executive Officer, PartnerRe Global(5)	2013	699,562	0	999,932	220,714	1,339,473	281,105	3,540,786
	2012	689,294	0	241,072	202,635	1,166,509	298,970	2,598,480
	2011	671,634	0	503,275	203,073	326,107	322,200	2,026,289
Marvin Pestcoe Chief Executive Officer, PartnerRe Capital Markets Group	2013	568,394	0	999,932	220,714	997,009	103,805	2,889,854
	2012	557,978	0	241,072	202,635	908,307	93,510	2,003,502
	2011	543,025	0	448,212	152,299	304,255	83,386	1,531,177
Theodore C. Walker President and Chief Executive Officer, PartnerRe North America	2013	596,759	0	999,932	220,714	1,026,039	124,747	2,968,191
	2012	587,941	0	241,072	202,635	655,034	130,656	1,817,338
	2011	578,550	0	754,913	731,067	281,252	117,325	2,463,107

(1)	The figures reflect the total salary received by each NEO during the applicable fiscal year. Our NEOs are not entitled to defer their salary in exchange for equity. 2013 Base Salary shown on page 33 refers to gross base salary in local currency.
(2)	In accordance with the SEC proxy disclosure rules, columns (e) and (f) reflect the amount of RSUs, PSUs and SSARs granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with U.S. GAAP. For a discussion of the assumptions and methodologies used to value equity awards, please see “Share-Based Awards” in Note 16 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. Equity awards granted in 2013 relate to the 2012 performance year. For details on the equity awards granted in 2014 for the 2013 performance year, see page 38.
(3)	The figures reflect the non-equity incentive compensation paid in 2014 for the 2013 performance year. For more details see pages 33-34.
(4)	The 2013 amount for Mr. Miranthis includes $194,500 in housing allowances, $150,000 for defined contribution plans and non-qualified plans, $74,682 for dividend equivalents and $39,375 for Bermuda payroll tax. Mr. Miranthis also received $79,369 for Swiss taxes relating to his prior work assignment in Switzerland (from 2007 to 2010), which are reimbursable due to contractual obligations for the period of time Mr. Miranthis worked in Switzerland. The remaining $29,551 is for the following items: life insurance premiums, Bermuda government social insurance contribution, car allowance, club allowance, corporate membership and spousal attendance at a director and executive officer event. Under his executive employment agreement, Mr. Miranthis is entitled to the use of a company car. The amount for Mr. Miranthis includes insurance and service fees for the company car. When the company car is not being used by him, it is utilized for other business-related purposes. The Chief Executive Officer has access to two private aircraft in the U.S. and one private aircraft in Europe of which PartnerRe has a fractional interest. The Chief Executive Officer must approve any use of any of the aircrafts by employees and directors. The Chief Executive Officer is entitled to 30 hours of personal travel on the aircrafts and in 2012 and 2013 Mr. Miranthis did not use the aircrafts for personal use. Personal use of the aircrafts is reviewed annually by the Nominating & Governance Committee.

The 2013 amount for Mr. Babcock includes $204,000 in housing allowances, $63,683 for defined contribution plans and non-qualified plans, $35,363 for dividend equivalents, $30,000 in travel allowance and $7,560 for Bermuda payroll tax. The remaining $40,854 is for the following items: life insurance premiums, tax filing assistance, car allowance, club allowance and spousal attendance at a director and executive officer event.

The Bermuda government imposes a payroll tax of 14% on all employees in the Bermuda office including Messer’s Miranthis and Babcock. The salary level to which this tax applies is currently capped at $750,000. PartnerRe pays the employee payroll tax portion of 5.25% for all Bermuda employees.

The 2013 amount for Mr. Clarke includes $103,139 in housing allowances, $68,549 for defined contribution plans and non-qualified plans, $60,093 in school allowance, and $38,767 for dividend equivalents. The remaining $10,557 is for the following items: tax filing assistance and the company paid portion of the executive health benefit.

The 2013 amount for Mr. Pestcoe includes $62,523 for defined contribution plans and non-qualified plans and $35,363 for dividend equivalents. The remaining $5,919 is for the following items: life insurance premiums and tax filing assistance.

The 2013 amount for Mr. Walker includes $65,644 for defined contribution plans and non-qualified plans and $49,885 for dividend equivalents. The remaining $9,218 is for the following items: life insurance premiums and tax filing assistance.

Items listed but not quantified are not individually $25,000 or higher and do not exceed 10% of the total perquisite value received by an NEO.

(5)	Mr. Clarke’s salary and non-equity incentive plan compensation for 2013 were CHF 624,609 and CHF 1,195,958, respectively, for 2012 were CHF 615,441 and CHF 1,041,526, respectively, and for 2011 were CHF 599,673, and CHF 291,167, respectively. The applicable exchange rate at December 31, 2013 was used to convert amounts reported.

2013 Grants of Plan-Based Awards

This table discloses the target and maximum cash-based non-equity incentive payouts in respect of the 2013 performance year, and equity awards granted in 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Option (#)(4)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Costas Miranthis	3/1/2013	0	0	0	6,727	13,453	20,180	13,453	0	89.20	2,400,015
	3/1/2013	0	0	0	0	0	0	0	47,085	0	529,706
	—	0	1,250,000	2,500,000	0	0	0	0	0	0	0
William Babcock	3/1/2013	0	0	0	2,803	5,605	8,408	5,605	0	89.20	999,932
	3/1/2013	0	0	0	0	0	0	0	19,619	0	220,714
	—	0	584,553	1,169,106	0	0	0	0	0	0	0
Emmanuel Clarke(6)	3/1/2013	0	0	0	2,803	5,605	8,408	5,605	0	89.20	999,932
	3/1/2013	0	0	0	0	0	0	0	19,619	0	220,714
	—	0	701,295	1,402,589	0	0	0	0	0	0	0
Marvin Pestcoe	3/1/2013	0	0	0	2,803	5,605	8,408	5,605	0	89.20	999,932
	3/1/2013	0	0	0	0	0	0	0	19,619	0	220,714
	—	0	570,502	1,141,004	0	0	0	0	0	0	0
Theodore C. Walker	3/1/2013	0	0	0	2,803	5,605	8,408	5,605	0	89.20	999,932
	3/1/2013	0	0	0	0	0	0	0	19,619	0	220,714
	—	0	598,972	1,197,944	0	0	0	0	0	0	0

(1)	As described in further detail under “Annual Cash Incentive” on page 33, all employees of PartnerRe are eligible for an annual cash incentive if predetermined performance goals are achieved. Each employee has a target annual cash incentive that is set as a percentage of base salary. For all employees the annual cash incentive payout range is 0% to 200% of target.
(2)	PSUs vest in their entirety three years after grant date and are subject to a performance measure, which is described in further detail on pages 37-38. Dividend equivalents are accrued quarterly on unvested PSU awards and will be paid in cash when any earned PSUs are delivered.
(3)	RSUs vest in their entirety three years after grant date. Dividend equivalents are paid out quarterly in cash on unvested RSU awards.
(4)	The Company granted SSARs to the NEOs during fiscal year 2013 in respect of the 2012 performance year. SSARs were granted under the Employee Equity Plan with an exercise price equal to the closing price of PartnerRe common shares on the date of grant. SSARs vest 33% on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.
(5)	The value of SSARs on March 1, 2013 is calculated by multiplying the Black-Scholes valuation of $11.25 by the number of underlying SSARs. The value of RSUs and PSUs on March 1, 2013 is calculated by multiplying the fair market value of $89.20 by the number of RSUs and PSUs.
(6)	Mr. Clarke’s threshold, target and maximum annual cash incentive was CHF 0, CHF 626,156 and CHF 1,252,312, respectively. The applicable exchange rate at December 31, 2013 was used to convert amounts reported.

The Compensation Committee reviews, adjusts and recommends to the Board the non-equity and equity incentive awards for the NEOs. The grant date of the annual equity awards is the date of the first Board meeting of the year, when awards are approved. SSARs are granted with an exercise price equal to the closing price of PartnerRe common shares on the grant date.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity grants as of December 31, 2013.

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Costas Miranthis	03/01/2013	0		47,085	*	89.20	03/01/2023	13,453	1,418,350	13,453	1,418,350
	02/29/2012	0		38,190	*	63.44	02/28/2022	7,600	801,268	0	0
	02/17/2011	45,605	*	23,494	*	81.94	02/17/2021	9,213	971,327	0	0
	05/12/2010	50,000	*	0		75.54	05/12/2020	0	0	0	0
	02/26/2010	68,089	*	0		79.61	02/26/2020	0	0	0	0
	02/27/2009	18,420	*	0		61.90	02/27/2019	0	0	0	0
	09/05/2008	15,000	*	0		68.30	09/05/2018	0	0	0	0
	02/27/2008	48,194	*	0		77.92	02/27/2018	0	0	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	5,000	*	0		61.20	02/24/2016	0	0	0	0
William Babcock	03/01/2013	0		19,619	*	89.20	03/01/2023	5,605	590,935	5,605	590,935
	02/29/2012	9,405	*	19,095	*	63.44	02/28/2022	3,800	400,634	0	0
	02/17/2011	9,500	*	4,895	*	81.94	02/17/2021	5,470	576,702	0	0
	10/01/2010	12,500	*	0		80.45	10/01/2020	0	0	0	0
	02/26/2010	10,200	*	0		79.61	02/26/2020	0	0	0	0
	02/27/2009	2,763	*	0		61.90	02/27/2019	0	0	0	0
	08/04/2008	9,375	*	0		69.50	08/04/2018	0	0	0	0
Emmanuel Clarke	03/01/2013	0		19,619	*	89.20	03/01/2023	5,605	590,935	5,605	590,935
	02/29/2012	9,405	*	19,095	*	63.44	02/28/2022	3,800	400,634	0	0
	02/17/2011	12,668	*	6,526	*	81.94	02/17/2021	6,142	647,551	0	0
	09/01/2010	12,500	*	0		75.80	09/01/2020	0	0	0	0
	02/26/2010	12,000	*	0		79.61	02/26/2020	0	0	0	0
	02/27/2009	2,763	*	0		61.90	02/27/2019	0	0	0	0
	03/31/2008	12,000		0		75.85	03/31/2018	0	0	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0	0	0
	09/30/2005	2,000		0		63.96	09/30/2015	0	0	0	0
	02/24/2005	1,700		0		62.70	02/24/2015	0	0	0	0
Marvin Pestcoe	03/01/2013	0		19,619	*	89.20	03/01/2023	5,605	590,935	5,605	590,935
	02/29/2012	9,405	*	19,095	*	63.44	02/28/2022	3,800	400,634	0	0
	02/17/2011	9,500	*	4,895	*	81.94	02/17/2021	5,470	576,702	0	0
	10/01/2010	12,500	*	0		80.45	10/01/2020	0	0	0	0
	02/26/2010	10,200	*	0		79.61	02/26/2020	0	0	0	0
	02/27/2009	2,763	*	0		61.90	02/27/2019	0	0	0	0
	02/27/2008	12,000	*	0		77.92	02/27/2018	0	0	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	3,500	*	0		61.20	02/24/2016	0	0	0	0
Theodore C. Walker	03/01/2013	0		19,619	*	89.20	03/01/2023	5,605	590,935	5,605	590,935
	02/29/2012	9,405	*	19,095	*	63.44	02/28/2022	3,800	400,634	0	0
	02/17/2011	45,605	*	23,494	*	81.94	02/17/2021	9,213	971,327	0	0
	02/26/2010	68,089	*	0		79.61	02/26/2020	0	0	0	0
	02/27/2009	2,400	*	0		61.90	02/27/2019	0	0	0	0
	01/02/2009	10,000	*	0		70.07	01/02/2019	0	0	0	0
	02/27/2008	12,000	*	0		77.92	02/27/2018	0	0	0	0
	07/05/2007	10,000	*	0		78.24	07/05/2017	0	0	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	2,500	*	0		61.20	02/24/2016	0	0	0	0
	02/24/2005	4,175		0		62.70	02/24/2015	0	0	0	0

*	SSARs
(1)	All grants of options and SSARs vest 33% on the first anniversary of the grant date, 33% on the second anniversary and 34% on the third anniversary.
(2)	The market value of RSUs and PSUs is based on the closing price of $105.43 as at December 31, 2013, the last day of trading in 2013. All share awards cliff vest in their entirety three years from the date of grant. Dividend equivalents are paid out quarterly in cash for RSUs and accrued quarterly and paid upon settlement for PSUs.
(3)	These are RSU grants.
(4)	These are PSU grants.

2013 Option Exercises and Shares Vested

The following table shows all options exercised and RSUs that vested in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Costas Miranthis(2)	46,310	1,380,049	9,079	801,403	(1)
William Babcock	0	0	1,360	120,047	(1)
Emmanuel Clarke(3)	2,800	114,800	1,600	141,232	(1)
Marvin Pestcoe(4)	11,500	295,448	1,360	120,047	(1)
Theodore C. Walker(5)	9,000	394,184	9,079	801,403	(1)

(1)	The value of the common shares is $88.27, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date on February 26, 2013).
(2)	Mr. Miranthis’ aggregate exercise price was $2,836,036.
(3)	Mr. Clarke’s aggregate exercise price was $161,420.
(4)	Mr. Pestcoe’s aggregate exercise price was $721,050.
(5)	Mr. Walker’s aggregate exercise price was $500,670.

2013 Non-Qualified Deferred Compensation

The following table shows the details of the NEOs’ non-qualified deferred compensation plans during 2013. It excludes contributions into 401K plans.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Costas Miranthis	0	150,000	211,565	0	1,482,502
William Babcock	12,957	35,633	20,942	0	237,793
Emmanuel Clarke(2)	22,850	45,699	11,380	140,000	738,713
Marvin Pestcoe	12,536	34,473	(66,523)	0	1,102,181
Theodore C. Walker	13,670	37,594	288,037	0	1,364,549

(1)	The contributions are included in the 2013 Summary Compensation Table.

The following contributions were disclosed in the Summary Compensation Table for the 2012, 2011 and 2010 proxy statements:

	2012 ($)	2011 ($)	2010 ($)
Costas Miranthis	150,000	150,000	125,260
William Babcock	33,878	44,704	33,380
Emmanuel Clarke	44,499**	42,225*	36,351*
Marvin Pestcoe	33,878	44,704	40,688
Theodore C. Walker	37,173	50,033	45,813

*	Based on the exchange rate at December 31, 2011 and December 31, 2010 of US$1.00 to CHF1.06
**	Based on the exchange rate at December 31, 2012 of US$1.00 to CHF1.10
(2)	The contributions made by and on behalf of Mr. Clarke were made in Swiss Francs. The applicable exchange rate at December 31, 2013 was used to convert amounts reported.

Mr. Miranthis is eligible for benefits under the Bermuda Non-Registered Pension Plan. Under this plan, PartnerRe contributes 15% of annual base salary each year. Employee voluntary contributions are allowed up to a maximum of 10% of base salary. Employees are vested in employer contributions 50% after one year of service and 100% at the end of two years. Payouts and withdrawals from the employer contributions may be made only upon the employee’s separation from service. Voluntary contributions made by the employee can be withdrawn twice per year at a minimum of $1,000. Payout will commence immediately after the employee ceases to work for PartnerRe, in the form of a lump sum payment.

Mr. Clarke is enrolled in the Swiss Non-Qualified Defined Contribution Plan. Under this plan, employer contributions equal to 10% of the employee’s insured salary and employee contributions equal to 5% of the employee’s insured salary. As required under Swiss law, the employee pension fund is required to have a guaranteed rate of return for the compulsory part and all contributions to this plan vest immediately.

Messrs. Babcock, Pestcoe and Walker participate in the U.S. Non-Qualified Defined Contribution Plan. Under this plan, eligible participants receive an employer based contribution equal to 3% of base salary as well as an employer match equal to 200% of the first 4% of base salary upon exceeding the 2013 Internal Revenue Code compensation maximum of $255,000. All contributions to the non-qualified plan are vested immediately. Salary and annual incentive deferral elections, as well as distribution payments, are intended to comply with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

General

In this section the description of termination provisions and change in control benefits, as well as the numbers in the table, are based on NEO employment agreements and a Change in Control Policy (the “Policy”) in effect as of December 31, 2013. On March 27, 2014 the Company entered into amended Executive Agreements with the NEO’s. The changes are described on pages 30-31 but are not included in the severance tables.

Each NEO employment agreement: (i) sets forth termination scenarios for death, disability, retirement, termination by us for or without cause and termination by the NEO with or without good reason (in accordance with Swiss law, Mr. Clarke’s employment agreement contemplates immediate termination for valid reason), and details what each NEO would receive upon each termination scenario; (ii) contains confidentiality provisions as well as non-competition and non-solicitation covenants which are in effect during and after employment; and (iii) incorporates our Policy.

Termination Provisions

This section describes for our NEOs the consequences of a termination of employment for retirement, death, disability, NEO voluntary termination without good reason or a termination by PartnerRe for cause, NEO termination for good reason or a Company termination without cause.

Each NEO employment agreement contains a provision for notice periods (which can be immediate) under various termination scenarios, in the event that the Company elects to terminate the NEO’s employment before the end of required notice period, the NEO will receive a payment that reflects the amount of compensation he would have earned had he remained an employee through the termination date originally specified in the notice of termination (together, the “Payments in lieu of notice”). The descriptions under “Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe” and “Termination by the NEO for good reason or by PartnerRe without cause” do not include the Payments in lieu of notice.

For the purpose of the severance tables on pages 52-53 the Average Incentive is the greater of the target annual cash incentive for the current year or the average of the annual cash incentive received by the NEO for the three fiscal years prior to termination date.

For 2014 per the amendments to the Executive Agreements the Average Incentive will be the greater of the target annual cash incentive for the current year or an amount that is equal to the percentage calculated by multiplying the sum of the percentage that is the payout as % of target, as determined by the Compensation Committee, for each of the three fiscal years prior to the fiscal year in which the Notice of Termination occurs, divided by 3 (the “Average Payout Percentage”), and multiplying the Average Payout Percentage by the target Annual Incentive value.

Termination for retirement

Each NEO employment agreement provides that where the NEO’s employment terminates as a result of his retirement on or after attaining the retirement age (as defined by the legislation in force in the NEO’s country of employment in the year of retirement), that the NEO is entitled to an amount equal to the Average Incentive prorated based on the number of days elapsed in the current fiscal year of the date of termination (the “Pro Rata Average Incentive”). The Board may in its sole discretion approve the granting of any other payments or benefits. Subject to the application of Section 409A of the Internal Revenue Code of 1986, as amended, such payments shall be made in a lump sum within 30 days after the date on which the employment terminates as a result of the retirement.

Pursuant to his employment agreement, if Mr. Walker’s employment agreement terminates as a result of his retirement before attaining age 65, but subject to having already attained age 55, Mr. Walker is eligible to receive certain medical and dental coverage paid for by the Company.

Under PartnerRe’s Executive Stock Option Agreement, Executive Restricted Share Unit Award Agreement and Executive Share-Settled Share Appreciation Right Agreement (together the “PartnerRe Equity Agreements”), any unvested equity awards held by an NEO as of his retirement date will continue to vest under the original vesting provisions for up to 36 months following the date of retirement. Any vested equity awards (including those that vest post-retirement) will remain exercisable for the remainder of their original term. The continuation of the vesting and exercise periods following retirement is subject to compliance with post retirement covenants (non-competition, non-solicitation of employees, and non-disclosure of confidential information for 36 months after the retirement).

Termination for death

Pursuant to their employment agreements, upon an NEO’s death, his dependents are entitled to receive within 30 days of the date of termination, in aggregate:

•	Six months base salary;

•	A Pro Rata Average Incentive;

•	50% of the target annual cash incentive; and

•	Immediate vesting of all equity awards, with all vested Options and SAARS awards remaining exercisable for 12 months following the date of termination of employment.

•	Other benefits:

•	For Mr. Miranthis’ and Mr. Babcock’s dependents: housing and car continuation for up to six months; and

•	For Mr. Clarke’s dependents: housing and school allowance for up to six months.

Please see pages 30-31 for further information regarding the changes to the NEO’s amended Executive Agreements.

Termination for disability

Pursuant to their employment agreements, each NEO whose employment is terminated for disability is entitled to:

•

The amount of any difference between the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans and the amount actually paid in satisfaction of such benefits by insurance or any governmental authority for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans. Such payment shall be made no less frequently than monthly;

•	A Pro Rata Average Incentive in lump sum;

•	Immediate vesting of all equity awards, with all vested Options and SAARS awards remaining exercisable for 12 months following the date of termination of employment; and

•	Health and welfare benefit continuation for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans.

•	Other benefits:

•

Effective February 2013, in case of long term disability and subject to conditions, Mr. Miranthis would receive on a monthly basis the difference between 70% of his monthly base salary and the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans for five years at which time a lump sum of $5 million would be paid. The Company has subscribed to an insurance policy to cover such payments. The premium for 2013 was $30,280;

•	For Mr. Miranthis and Mr. Babcock: housing and car continuation for up to six months; and

•	For Mr. Clarke: housing and school allowance for up to six months.

Please see pages 30-31 for further information regarding the changes to the NEO’s amended Executive Agreements.

Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe (or valid reason with respect to Mr. Clarke’s employment agreement)

The NEO will only receive a lump sum corresponding to accrued base salary, benefits and annual cash incentive earned in respect of prior completed fiscal year but not paid (the “Accrued Benefits”). All unvested equity awards will be forfeited and vested equity awards will remain exercisable for three months following the date of termination of employment.

Termination by the NEO for good reason or by PartnerRe without cause (without a change in control)

The Chief Executive Officer is immediately entitled to the following payments and benefits, to be paid within a reasonable period as determined by the Board and/or as is administratively practical:

•	Twelve months base salary;

•	A Pro Rata Average Incentive;

•	An amount equal to the Average Incentive; and

•	Other benefits:

•	housing for up to six months; and

•	health and welfare benefit continuation for up to 12 months.

The other NEOs are entitled to:

•

12 months base salary to be paid in part as a lump sum equal to six months’ base salary on the first business day of the seventh month after the date of termination and the remainder in equal installments in accordance with the Company’s normal payroll practices, commencing with the first payroll after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

An amount equal to the target annual cash incentive prorated based on the number of days elapsed in the current fiscal year as of the date of termination (the “Pro Rata Target Annual Cash Incentive”) to be paid on the first business day of the seventh month after the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

An amount equal to the target annual cash incentive to be paid in part as a lump sum equal to 6/12ths of such target annual cash incentive on the first business day of the seventh month after the date of termination and the remainder in six monthly installments, commencing after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period); and

•	Other benefits: health and welfare benefit continuation for up to 12 months.

Pursuant to PartnerRe Equity Agreements, in effect as of December 31, 2013, all unvested equity awards will be forfeited. Pursuant to the amendments to the Executive Agreements dated March 27, 2014 all unvested equity held by the NEO at the time of termination will vest on a pro rata basis and, if applicable, be paid out. For the Chief Executive Officer, any unvested equity awards (other than PSUs) held by him at the time of termination will vest in full.

Change in Control Policy

The Policy has two objectives: to motivate management to act in the best interests of shareholders and to protect compensation and benefits in order to retain key executives during a change in control transaction.

Certain senior employees, including the NEOs, are eligible for severance in the form of cash compensation and benefits if two events occur:

1.	There has been a change in control event, as defined in the Policy, within the previous 12 months; and

2.	The employee is terminated by PartnerRe for reasons other than death, disability or for cause, or the employee terminates with good reason, within 12 months of the change in control event.

Upon the occurrence of a change in control (as defined in the Policy) and a qualifying termination described above, the Chief Executive Officer is entitled to the following payments and benefits, to be paid within a reasonable period as determined by the Board and/or as is administratively practical:

•	Three times base salary;

•	A Pro Rata Target Annual Cash Incentive;

•	An amount equal to three times the Average Incentive;

•	Housing for up to 18 months;

•	Health and welfare benefit continuation for three years; and

•	Immediate vesting of all equity awards.

The other NEOs are entitled to:

•

Two times base salary; to be paid in part as a lump sum equal to six months’ base salary on the first business day of the seventh month after the date of termination and the remainder in equal installments in accordance with the Company’s normal payroll practices, commencing with the first payroll after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

A Pro Rata Target Annual Cash Incentive to be paid on the first business day of the seventh month after the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

An amount equal to two times the Average Incentive to be paid in part as a lump sum equal to 6/12ths of such target annual cash incentive on the first business day of the seventh month after the date of termination and the remainder in six monthly installments, commencing after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•	For Mr. Clarke: housing and school allowance for up to 12 months;

•	Health and welfare benefit continuation for two years;

•

If an excise tax is triggered under U.S. Federal tax law, either a reduction of any payments and benefits to the extent required to prevent the excise tax or the payments and benefits as is with no reduction, depending on which result would be better for the NEO; this option could apply to Mr. Babcock, Mr. Pestcoe and Mr. Walker; and

•	Immediate vesting of all equity awards.

Upon the occurrence of a change in control (as defined in the equity plan) all outstanding equity awards shall immediately vest.

On March 27, 2014, we amended the definition of “change in control” in the Policy (referred to as “Significant Transaction” in the amended Policy). The new definition provides, among other things, that a “Significant Transaction” would occur when, at any time during a period of 12 consecutive months, 50% or more of the Board members at the beginning of such period cease to be Board members for any reason.

Potential Payments upon Termination or Change in Control

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event such NEO’s employment is terminated under various scenarios, including disability, death, for cause or without good reason (without a change in control) and in connection with a change of control. The amounts shown have been calculated as if the NEO’s employment had been terminated as of December 31, 2013, and using the closing market price of our common shares on December 31, 2013 ($105.43). The amounts shown in the tables are only estimates of the amounts that would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an NEO’s termination.

The table does not include the following items:

•	All Accrued Benefits;

•	The effects of a retirement since none of our NEOs attained retirement age as of December 31, 2013;

•

Additional payments to the NEOs under PartnerRe’s benefit plans (plans providing, among other things, disability insurance, death insurance and medical insurance) which do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all employees;

•	The additional coverage in case of long-term disability in favor of Mr. Miranthis since the Company only subscribed to an insurance policy in February 2013;

•	The effects of a NEO voluntary termination or a termination for cause by PartnerRe since the NEO would only be entitled to Accrued Benefits; and

•

In connection with the termination by the NEO or the termination by PartnerRe without cause, the Payments in lieu of notice since it is assumed that PartnerRe has not exercised its option to terminate the employment sooner.

The numbers in the table, are based on NEO employment agreements and the Policy in effect as of December 31, 2013, as noted on pages 30-31 the NEOs Executive Agreements were amended on March 27, 2014, these changes are not included in the tables below.

NEOs	Compensation Elements	Death ($)	Disability ($)	NEO Termination for Good Reason or PartnerRe Termination Without Cause (Without Change in Control) ($)	NEO Termination for Good Reason or PartnerRe Termination Without Cause (With Change in Control) ($)
Costas Miranthis	Base Salary	500,000	0	1,000,000	3,000,000
	Cash Incentive Pro Rata Earned(1)	1,250,000	1,250,000	1,250,000	1,250,000
	Cash Incentive on Termination(2)	625,000	0	1,250,000	3,750,000
	Other Benefits:
	Housing	99,000	99,000	99,000	297,000
	Car	1,124	1,124	0	0
	Health and Welfare(3)	0	1,250,407	26,280	91,257
	Equity Awards:
	Options/SSARs	2,919,662	2,919,662	0	2,919,662
	RSUs/PSUs	4,609,294	4,609,294	0	5,318,469
	Total	10,004,080	10,129,487	3,625,280	16,626,388
William Babcock	Base Salary	292,277	0	584,553	1,169,106
	Cash Incentive Pro Rata Earned(1)	584,553	584,553	584,553	584,553
	Cash Incentive on Termination(2)	292,277	0	584,553	1,169,106
	Other Benefits:
	Housing	102,000	102,000	0	0
	Car	7,500	7,500	0	0
	Health and Welfare(3)	0	2,377,851	27,184	58,446
	Equity Awards:
	Options/SSARs	1,235,199	1,235,199	0	1,235,199
	RSUs/PSUs	2,159,206	2,159,206	0	2,454,674
	Total	4,673,012	6,466,309	1,780,843	6,671,084

NEOs	Compensation Elements	Death ($)	Disability ($)	NEO Termination for Good Reason or PartnerRe Termination Without Cause (Without Change in Control) ($)	NEO Termination for Good Reason or PartnerRe Termination Without Cause (With Change in Control) ($)
Emmanuel Clarke(4)	Base Salary	350,647	0	701,295	1,402,589
	Cash Incentive Pro Rata Earned(1)	701,295	701,295	701,295	701,295
	Cash Incentive on Termination(2)	350,647	0	701,295	1,402,589
	Other Benefits:
	Housing	51,569	51,569	0	103,139
	School Allowance	30,047	30,047	0	60,093
	Health and Welfare(3)	0	763,803	7,456	16,030
	Equity Awards:
	Options/SSARs	1,273,511	1,273,511	0	1,273,511
	RSUs/PSUs	2,230,055	2,230,055	0	2,525,523
	Total	4,987,771	5,050,280	2,111,341	7,484,769
Marvin Pestcoe	Base Salary	285,251	0	570,502	1,141,004
	Cash Incentive Pro Rata Earned(1)	689,662	689,662	570,502	570,502
	Cash Incentive on Termination(2)	285,251	0	570,502	1,379,323
	Other Benefits:
	Health and Welfare(3)	0	583,474	17,175	36,925
	Equity Awards:
	Options/SSARs	1,235,199	1,235,199	0	1,235,199
	RSUs/PSUs	2,159,206	2,159,206	0	2,454,674
	Total	4,654,569	4,667,541	1,728,681	6,817,627
Theodore C. Walker	Base Salary	299,486	0	598,972	1,197,944
	Cash Incentive Pro Rata Earned(1)	598,972	598,972	598,972	598,972
	Cash Incentive on Termination(2)	299,486	0	598,972	1,197,944
	Other Benefits:
	Health and Welfare(3)	0	785,364	27,184	58,446
	Equity Awards:
	Options/SSARs	1,672,089	1,672,089	0	1,672,089
	RSUs/PSUs	2,553,831	2,553,831	0	2,849,298
	Total	5,423,864	5,610,256	1,824,100	7,574,693

(1)	Includes Pro Rata Target Annual Cash Incentive and/or Pro Rata Average Incentive, as applicable. For details, see “Termination Provisions” and “Change in Control Policy” sections on pages 48-52.
(2)	Includes total amount of target annual cash incentive and/or Average Incentive, as applicable. For details, see “Termination Provisions” and “Change in Control Policy” sections on pages 48-52.
(3)	For calculation purposes, a 15% increase in premiums each year is assumed until retirement age. Amounts would be paid to insurance companies.
(4)	The amounts are converted from Swiss Francs using the applicable exchange rate at December 31, 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2013 and 2012. All services of the Deloitte Entities were pre-approved by the Audit Committee.

	Year Ended December 31
	2013 ($)	2012 ($)
Audit Fees(1)	6,120,712	6,011,941(3)
Audit-Related Fees(2)	50,722	98,600(3)
Tax Fees(4)	14,897	0
All Other Fees	0	0
Total	6,186,331	6,110,541

(1)	These are fees for professional services rendered by the Deloitte Entities for the audit of our annual financial statements included in our annual report on Form 10-K, the review of the financial statements included in our quarterly reports on Form 10-Q and audit services provided in connection with statutory and regulatory filings. For the year ended December 31, 2012, these fees also included services related to the issuance of our Series F non-cumulative preferred shares, S-8 and S-3 filings with the SEC. For the year ended December 31, 2013, these fees also include services related to contemplated capital market transactions.
(2)	These are fees for audit-related services performed by the Deloitte Entities that are reasonably related to the performance of the audit or review of our financial statements but are not described in item (1) above. These fees include an audit for an employee benefit plan. For the year ended December 31, 2012, these fees also include services related to the acquisition of Presidio.
(3)	These fees were an estimate at the time of the filing of the Proxy Statement in 2013 and were finalized by the Audit Committee thereafter.
(4)	These are fees attached to tax instructional based training provided by Deloitte Entities on ASC 740: Tax Provisions and SSAP101: Income Taxes.

ELECTION OF DIRECTORS

PROPOSAL 1—TO ELECT FOUR (4) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2017

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Form of Proxy)

Ms. Hanratty and Messrs. Miranthis, Sautter and Willam have been nominated to hold office for a three-year term that will expire at the Annual General Meeting in the year 2017 or, alternatively, when their respective successors have been duly elected. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the four nominees named above. The Board has proposed and recommended that each nominee be re-elected to hold office.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

The presence, in person or by proxy, of the holders of 25% of the outstanding common shares is required for a quorum for the election of directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast. For further information, see the answers to the questions “How many votes must be present or represented by proxy to hold the Annual General Meeting?” on page 2 and “How many votes are needed to approve each proposal?” on page 3.

Nominees

The ages, business experience, and directorships in other companies of the four nominees for election are set forth on pages 7-9. All of the nominees currently serve as directors of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR (4)

DIRECTORS NAMED ABOVE.

PROPOSAL 2—TO RATIFY THE APPOINTMENT BY OUR AUDIT COMMITTEE OF DELOITTE & TOUCHE LTD., AS OUR INDEPENDENT AUDITORS TO SERVE UNTIL

THE 2015 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT

THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS

(Item 2 on the Form of Proxy)

The Board proposes and recommends that the shareholders ratify the appointment by our Audit Committee of the firm of Deloitte & Touche Ltd. to serve as our independent registered public accounting firm until the 2015 Annual General Meeting. Deloitte & Touche Ltd. has served as independent auditors from the inception of PartnerRe in August 1993 to present. A representative of Deloitte & Touche Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to refer decisions about the auditors’ compensation to the Board.

If you do not ratify the appointment of Deloitte & Touche Ltd., the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of PartnerRe and its shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT

BY OUR AUDIT COMMITTEE OF DELOITTE & TOUCHE LTD., AS OUR INDEPENDENT

AUDITORS, TO SERVE UNTIL THE 2015 ANNUAL GENERAL MEETING AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD.

PROPOSAL 3—TO APPROVE EXECUTIVE COMPENSATION DISCLOSED PURSUANT TO

ITEM 402 OF REGULATION S-K (NON-BINDING ADVISORY VOTE)

(Item 3 on the Form of Proxy)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires our shareholders be provided with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of NEOs with the interests of shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Executive Summary in the Compensation Discussion and Analysis, which begins on page 30, describes PartnerRe’s primary business as assuming risk; we increase shareholder value by ensuring that our executives and employees have the skills to assess, value and manage risk appropriately, consistent with the long-term goals of PartnerRe. Our compensation policies emphasize, and are designed to reward these skills.

The following three principles drive our behavior and form the foundation for our compensation policies:

•	selling a product of value to selected reinsurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	delivering an adequate return on shareholders’ capital within predetermined risk levels; and

•	following sound management and governance practices while providing a challenging work environment where employees can develop their careers and earn appropriate rewards for their performance.

PartnerRe’s Executive Total Compensation Program (which begins on page 31) guides the compensation for our Chief Executive Officer and all other NEOs. Our compensation program has many features designed to motivate and reward contributions and behaviors that produce optimal financial and non-financial results and ensures PartnerRe’s long-term success. These features are designed to ensure that the Executive Total Compensation Program:

•	clearly links pay to performance;

•

achieves a balance between fixed compensation (base salary) and at risk compensation (annual cash incentive and equity awards). At risk compensation supports a pay-for-performance approach and links predetermined objectives, including Company performance, with at risk compensation, but is also capped to ensure that NEOs are not inappropriately motivated to maximize their at risk earnings;

•

ensures that long-term incentive awards in the form of equity are designed to align the NEOs’ interests with shareholders’ interests by emphasizing long-term business performance and overall PartnerRe success;

•	promotes retention of NEOs by providing long-term incentives; and

•	provides flexibility in form and structure of compensation to meet individual goals and time horizons.

Our compensation programs are designed to align the interests of management, employees, and shareholders by dissuading excessive risk-taking and ensuring that shareholders and employees share equally in the upside and downside of appropriate risk exposure.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on PartnerRe, our Board or the Compensation & Management Development Committee of the Board. If there is a significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation & Management Development Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the common shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3.

Accordingly, we ask our shareholders to vote annually at the Annual General Meeting on the following resolution:

“RESOLVED, that the compensation paid to PartnerRe’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

APPENDIX I

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). These policies and procedures prohibit the Deloitte Entities from performing any services for PartnerRe or PartnerRe subsidiaries without the prior approval of the Audit Committee. The Audit Committee has pre-approved the use of Deloitte & Touche Ltd. for certain audit-related services, which are as follows:

•

Annual audit of PartnerRe’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, reports/reviews (Form 10-K, 10-Q, annual report, etc.), attendance at Audit Committee meetings, preparation of management letters, use of specialists in connection with the foregoing, and other services integral to audits of and expressing opinions on PartnerRe’s financial statements;

•

Annual audit of PartnerRe’s internal control over financial reporting, including interim procedures on Sections 302 and 404 of Sarbanes Oxley; consultation on internal control issues; system control work; use of specialists in connection with the foregoing; and other services integral to audits of and expressing opinions on PartnerRe’s internal control over financial reporting;

•	Consultation related to implementation of new accounting standards;

•

Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of PartnerRe’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Preparation of compliance letters, agreed upon procedures, reviews, and similar reports related to audited financial statements;

•

Audits of financial statements and transactions included in consolidated financial statements that are used by lenders or filed with government and regulatory bodies, and similar reports, including affiliate transaction audits;

•

Services that result from the role of Deloitte Entities as independent auditor, such as reviews of SEC filings (including, but not limited to, registration statements under the Securities Act of 1933), consents, letters to underwriters, and other services;

•	Employee benefit plan audits where fees are paid by PartnerRe;

•	SSAE 16 attestation reports;

•	Electronic accounting research services;

•	Statutory audits and other regulatory reports, including but not limited to the audit of any Derivative Use Plans as required by the local regulators;

•	Review of financial statement tax provision and related disclosures; and

•	Merger and acquisition due diligence services.

Other Permitted Services

Specific approval is required from the Audit Committee before the Deloitte Entities are appointed to provide:

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services—non-audit related;

•	Employee benefits consulting;

•	Training; and

•	Tax services—returns, tax planning and consultation.

Prohibited Services

The Deloitte Entities may not provide:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Appraisal or valuation services or fairness opinions;

•	Management or human resources functions;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Internal audit outsourcing; and

•	Financial information systems design and implementation.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews the following:

•	A report summarizing the services provided by the Deloitte Entities and the fees paid for those services; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Chairman of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee between meetings should the need arise. Any services and fees approved by the Chairman of the Audit Committee are included in the quarterly summary for the Audit Committee.

APPENDIX II

Reconciliation of Non-GAAP Measures to GAAP Measures

Group adjusted operating return on beginning diluted book value per common share and common share equivalents outstanding (Group AROE): The Compensation Committee uses annualized Group AROE as it believes this is the best measure of operating performance, as it measures profit achieved relative to the shareholders’ investment.

Group AROE adjusts the Company’s Operating Return on Equity measure (Operating ROE–see Key Financial Measures in Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2013) by capturing the realized and unrealized gains or losses of our Risk Assets. Risk Assets are a part of the portion of the Company’s investment business and includes Equities, Principal Finance, Insurance Linked Securities, Strategic Investments and other specific investments.

The presentation of Group AROE is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP (see Comment on Non-GAAP Measures in Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2013). The table below provides a reconciliation of Group AROE to the most comparable GAAP financial measure for the year ended December 31, 2013:

2013
Return on beginning diluted book value per common share calculated with net income per share attributable to common shareholders (Return on Equity)(1)	10.5%
Less:
Net realized and unrealized investment losses, net of tax, on beginning diluted book value per common share	(2.2)
Net foreign exchange gains, net of tax, on beginning diluted book value per common share	—
Net interest in earnings of equity investments, net of tax, on beginning diluted book value per common share	0.2
Loss on redemption of preferred shares, on beginning diluted book value per common share	(0.2)

Return on beginning diluted book value per common share calculated with operating earnings per share attributable to common shareholders (Operating ROE)(1)	12.7%
Add:
Net realized and unrealized investment gains on Risk Assets per common share, net of tax, on beginning diluted book value per common share	3.0

Group adjusted operating return on beginning diluted book value per common share and common share equivalents outstanding (Group AROE)	15.7%

(1)	The Company calculates Return on Equity and Operating ROE using net income per share and operating earnings per share, respectively, for the year, divided by the beginning diluted book value per common share and common share equivalents outstanding.

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees
01 Judith Hanratty 02 Costas Miranthis 03 Remy Sautter 04 Egbert Willam
The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2.

To ratify the appointment by our Audit Committee of Deloitte & Touche Ltd., as our independent auditors, to serve until the 2015 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

						☐	☐	☐
3	To approve the Executive Compensation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com.

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd. in connection with our Annual General Meeting of Shareholders to be held on May 13, 2014

The undersigned shareholder(s) of PartnerRe Ltd. hereby appoint(s) Jean-Paul L. Montupet and Costas Miranthis, or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held May 13, 2014 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of director nominees and the approval of the proposal as described on the reverse side.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2014
PARTNERRE LTD. PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 17, 2014
	Date: May 13, 2014	Time: 6:00 PM LST
Location: 5th Floor
Wellesley House South
90 Pitts Bay Road
Pembroke HM08
Bermuda

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Combined Document
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
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If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2014 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees
01 Judith Hanratty 02 Costas Miranthis 03 Remy Sautter 04 Egbert Willam
The Board of Directors recommends you vote FOR proposals 2 and 3.

2.       To ratify the appointment by our Audit Committee of Deloitte & Touche Ltd., as our independent auditors, to serve until the 2015 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3 To approve the Executive Compensation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).